SCHEDULE 14A
(RULE 14A-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

SCANDIUM INTERNATIONAL MINING CORP.
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)
Title of each class of securities to which transaction applies:
N/A

(2)
Aggregate number of securities to which transaction applies:
N/A

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

(4)
Proposed maximum aggregate value of transaction:
N/A

(5)
Total fee paid:
N/A

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:
N/A

(2)
Form, Schedule or Registration Statement No.:
N/A

(3)
Filing Party:
N/A

(4)
Date Filed:
N/A

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the annual general meeting of shareholders (the “Meeting”) of Scandium International Mining Corp. (the “Company”) will be held at Suite 1200 – 750 West Pender Street, Vancouver, British Columbia, V6C 2T8 on Thursday, June 4, 2020 at 10:00 a.m. (Pacific Standard Time) for the following purposes:

1.
to receive the audited financial statements of the Company for its fiscal year ended December 31, 2019 and the report of the auditors thereon;

2.
to fix the number of directors at eight (8);

3.
to elect directors of the Company for the ensuing year;

4.
to re-appoint Davidson & Company LLP, Chartered Accountants, as auditors of the Company for the ensuing year, and to authorize the directors to fix the auditors’ remuneration; and

5.
to transact any other business which may properly come before the Meeting, or any adjournment thereof.

The Board of Directors has fixed April 24, 2020 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Meeting.

All shareholders are invited to attend the Meeting in person, but even if you expect to be present at the Meeting, you are requested to mark, sign, date and return the enclosed proxy card in accordance with the instructions set out in the notes to the proxy and any accompanying information from your intermediary as promptly as possible to ensure your representation. All proxies must be received by our transfer agent by no later than 48 hours prior to the time of the Meeting in order to be counted.

DATED at Vancouver, British Columbia, this ______ of April, 2020.

ON BEHALF OF THE BOARD OF DIRECTORS

 “George Putnam”
PRESIDENT & CEO

PROXY STATEMENT AND INFORMATION CIRCULAR
AS AT APRIL 24, 2020

ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 4, 2020

In this Proxy Statement and Information Circular, all references to “$” are references to United States dollars and all references to “C$” are references to Canadian dollars. As at April 24, 2020, one Canadian dollar was equal to approximately $0.71 in U.S. Currency.

GENERAL

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Scandium International Mining Corp., a British Columbia corporation (the “Company” or “SCY”), for use at the Annual General Meeting of Shareholders (the “Meeting”) of SCY to be held at 10:00 a.m. (Pacific Standard Time) on Thursday, June 4, 2020, at the offices of Morton Law LLP at Suite 1200 - 750 West Pender Street, Vancouver, British Columbia, V6C 2T8, and at any adjournment or postponement thereof.

This Proxy Statement and the accompanying proxy card are being mailed to our shareholders on or about May 7, 2020.

The cost of solicitation will be paid by the Company. The solicitation will be made primarily by mail. Proxies may also be solicited personally or by telephone by certain of the Company’s directors, officers and regular employees, who will not receive additional compensation, therefore. In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials to beneficial owners.

Our administrative offices are located at 1430 Greg Street, Suite 501, Sparks, Nevada, 89431.

APPOINTMENT OF PROXYHOLDER

The persons named as proxyholder in the accompanying form of proxy were designated by the management of the Company (“Management Proxyholder”). A shareholder desiring to appoint some other person (“Alternate Proxyholder”) to represent him at the Meeting may do so by inserting such other person’s name in the space indicated or by completing another proper form of proxy.  A person appointed as proxyholder need not be a shareholder of the Company. All completed proxy forms must be deposited with Computershare Trust Company of Canada (“Computershare”) not less than forty-eight (48) hours, excluding Saturdays, Sundays, and holidays, before the time of the Meeting or any adjournment of it unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

EXERCISE OF DISCRETION BY PROXYHOLDER

The proxyholder will vote for or against or withhold from voting the shares, as directed by a shareholder on the proxy, on any ballot that may be called for. In the absence of any such direction, the Management Proxyholder will vote in favour of matters described in the proxy. In the absence of any direction as to how to vote the shares, an Alternate Proxyholder has discretion to vote them as he or she chooses.

The enclosed form of proxy confers discretionary authority upon the proxyholder with respect to amendments or variations to matters identified in the attached Notice of Meeting and other matters which may properly come before the Meeting. At present, Management of the Company knows of no such amendments, variations or other matters.

PROXY VOTING

Registered Shareholders

If you are a registered shareholder, you may wish to vote by proxy whether or not you attend the Meeting in person. Registered shareholders electing to submit a proxy may do so by completing the enclosed form of proxy (the “Proxy”) and returning it to the Company’s transfer agent, Computershare, in accordance with the instructions on the Proxy. In all cases you should ensure that the Proxy is received at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the Proxy is to be used.

Beneficial Shareholders

The following information is of significant importance to shareholders who do not hold shares in their own name (referred to as “Beneficial Shareholders”). Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by registered shareholders (those whose names appear on the records of the Company as the registered holders of shares).

If shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in the shareholder’s name on the records of the Company. Such shares will more likely be registered under the names of the shareholder’s broker or an agent of that broker (both referred to as intermediaries). In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every intermediary has its own mailing procedures and provides its own return instructions to clients.

If you are a Beneficial Shareholder:

You should carefully follow the instructions of your broker or intermediary in order to ensure that your shares are voted at the Meeting. The form of proxy supplied to you by your broker will be similar to the Proxy provided to registered shareholders by the Company. However, its purpose is limited to instructing the intermediary on how to vote on your behalf. Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge Investor Communication Services (“Broadridge”) in the United States and in Canada. Broadridge mails a voting instruction form in lieu of a Proxy provided by the Company. The voting instruction form will name the same persons as the Company’s Proxy to represent you at the Meeting. You have the right to appoint a person (who need not be a Beneficial Shareholder of the Company), other than the persons designated in the voting instruction form, to represent you at the Meeting. To exercise this right, you should insert the name of the desired representative in the blank space provided in the voting instruction form. The completed voting instruction form must then be returned to Broadridge by mail or facsimile or given to Broadridge by phone or over the internet, in accordance with Broadridge’s instructions. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. If you receive a voting instruction form from Broadridge, you cannot use it to vote shares directly at the Meeting - the voting instruction form must be completed and returned to Broadridge, in accordance with its instructions, well in advance of the Meeting in order to have the shares voted.

Although as a Beneficial Shareholder you may not be recognized directly at the Meeting for the purposes of voting shares registered in the name of your broker, you, or a person designated by you, may attend at the Meeting as proxyholder for your broker and vote your shares in that capacity. If you wish toattend the Meeting and indirectly vote your shares as proxyholder for your broker, or have a person designated by you do so, you should enter your own name, or the name of the person you wish to designate, in the blank space on the voting instruction form provided to you and return the same to your broker in accordance with the instructions provided by such broker, well in advance of the Meeting.

Alternatively, you can request in writing that your broker send you a legal proxy which would enable you, or a person designated by you, to attend at the Meeting and vote your shares.

REVOCATION OF PROXIES

In addition to revocation in any other manner permitted by law, a registered shareholder who has given a proxy may revoke it by:

(a)
executing a Proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the registered shareholder or the registered shareholder’s authorized attorney in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the Proxy bearing a later date to Computershare at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law; or

(b)
personally attending the Meeting and voting the registered shareholders’ shares.

A revocation of a Proxy will not affect a matter on which a vote is taken before the revocation.

Only registered shareholders have the right to revoke a Proxy. Non-Registered Holders who wish to change their vote must, at least seven days before the Meeting, arrange for their respective Intermediaries to revoke the Proxy on their behalf.

VOTING PROCEDURE

A quorum for the transaction of business at the Meeting is, subject to the special rights and restrictions attached to the share of any class or series of shares, one person who is a shareholder, or who is otherwise permitted to vote shares of the Company at a meeting of shareholders pursuant to its articles, present in person or by proxy. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted, and the broker does not exercise discretion to vote those shares on a particular matter. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Meeting. However, an abstention or broker non-vote will not have any effect on the outcome for the election of directors.

Shares for which proxy cards are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted “FOR” fixing the number of directors at eight (8), “FOR” the election of each of the nominees to the Board named in this Proxy Statement, “FOR” the appointment of Davidson & Company LLP, Chartered Professional Accountants, as independent auditors of the Company for the fiscal year ended December 31, 2020 and to authorize the directors to fix their remuneration. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

To be effective, each matter which is submitted to a vote of shareholders, other than for the election of directors and the approval of auditors, must be approved by a majority of the votes cast by the shareholders voting in person or by proxy at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

On April 24, 2020 (the “Record Date”), there were 312,482,595 shares of common stock in the capital of the Company (“Common Stock”) issued and outstanding, each share carrying the right to one vote. Only shareholders of record at the close of business on the Record Date will be entitled to vote in person or by proxy at the Meeting or any adjournment thereof.

To the knowledge of the directors and executive officers of the Company, the beneficial owners or persons exercising control or direction over Company shares carrying more than 5% of the outstanding voting rights are:

Name and Address	Number of Shares(1)	Nature of Ownership	Approximate % of Total Issued and Outstanding
Willem Duyvesteyn	18,362,204(3)	Sole voting and investment control	5.88%
Reno, Nevada	9,518,693(2)(3)	Shared voting and investment control	3.05%
Andrew Greig Teneriffe, QLD, Australia	22,665,956(4)	Sole voting and investment control	7.25%
Scandium Investments LLC Los Angeles, California	66,268,694(5)(6)(7)	Shared voting and investment control	21.21%
Peter Evensen	66,268,694(5)(6)	Shared voting and investment control	21.21%
Southport, Connecticut	3,461,176(6)	Sole voting and investment control	1.11%
R. Christian Evensen La Cañada Flintridge, California	66,268,694(5)(7)	Shared voting and investment control	21.21%
(1)
The information relating to the above share ownership was obtained by the Company from insider reports and beneficial ownership reports on Schedule 13D filed with the SEC or available at www.sedi.ca, or from the shareholder.
(2)
9,518,693 of these common shares are registered in the name of Irene Duyvesteyn, and Mr. Duyvesteyn has voting and investment control over these common shares.
(3)
This figure does not include 3,400,000 common shares issuable pursuant to exercise of stock options.
(4)
This figure does not include 1,500,000 common shares issuable pursuant to exercise of stock options.
(5)
Peter Evensen and R. Christian Evensen hold voting and investment control of the 66,268,694 common shares registered in the name of Scandium Investments LLC.
(6)
This figure does not include 1,400,000 common shares issuable to Peter Evensen pursuant to exercise of stock options.
(7)
This figure does not include 1,200,000 common shares issuable to R. Christian Evensen pursuant to exercise of stock options.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting other than the election of directors and the appointment of auditors and as set out herein. For the purpose of this paragraph, “Person” shall include each person: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company’s last fiscal year; (b) who is a proposed nominee for election as a director of the Company; or (c) who is an associate or affiliate of a person included in subparagraphs (a) or (b).

PROPOSAL 1
ELECTION OF DIRECTORS

The Board proposes to fix the number of directors of the Company at eight (8) and that the following eight nominees be elected as directors at the Meeting, each of whom will hold office until the expiration of their term or until his or her successor shall have been duly appointed or elected and qualified: George Putnam, William Harris, Barry Davies, Willem Duyvesteyn, Warren Davis, James Rothwell, Peter Evensen and R. Christian Evensen.

Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for the election of such nominees. Although the Board anticipates that the eight nominees will be available to serve as directors of SCY, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.

THE BOARD RECOMMENDS A VOTE “FOR” FIXING THE TOTAL NUMBER OF DIRECTORS AT EIGHT AND “FOR” THE ELECTION OF EACH OF THE EIGHT NOMINEES.

As part of its ongoing review of corporate governance policies, on September 2, 2014, the Board adopted a policy providing that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” than votes “for” will tender his or her resignation to the Chairman of the Board promptly following the shareholders’ meeting. The Board will consider the offer of resignation and will make a decision whether or not to accept it. In considering whether or not to accept the resignation, the Board will consider all factors deemed relevant by the members of the Board. The Board will be expected to accept the resignation except in situations where the considerations would warrant the applicable director continuing to serve on the Board. The Board will make its final decision and announce it in a press release within 90 days following the shareholders’ meeting. A director who tenders his or her resignation pursuant to this policy will not participate in any meeting of the Board at which the resignation is considered.

4

The following table sets out the names of the nominees, their positions and offices in the Company, principal occupations, the period of time that they have been directors of the Company, and the number of shares of the Company which each beneficially owns or over which control or direction is exercised.

Name, Residence and Present Position with the Company	Director Since	# of Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Direction is Exercised (1)	Principal Occupation (1)
George F. Putnam California, USA Director, President and Chief Executive Officer	May 3, 2010	4,775,360(5)	President and Chief Executive Officer of Scandium International Mining Corp.
William B. Harris (2)(3)Florida, USA Director (Chairman of the Board)	June 5, 2007	657,778(5)	Partner of Solo Management Group, LLC, an investment management and financial consulting company.
Barry T. Davies Kowloon, Hong Kong Director	January 20, 2010	7,341,778(5)	President of Rudgear Holdings Ltd., a private investment company, since March 2006.
Willem P.C. Duyvesteyn (4) Nevada, USA Director, Chief Technology Officer	January 20, 2010	27,880,897(5)(6)
Chief Technology Officer of Scandium International Mining Corp. and President, Technology and Resource Development Inc., a company involved in the development and commercialization of various mineral and energy related processes and projects.

Warren K. Davis (2) (3) California, USA Director	May 30, 2012	2,211,307(5)	Consultant to Energy and Power Industry clients who are developing new projects with both conventional and advanced technology.
James R. Rothwell (2) Washington, USA Director	July 16, 2014	1,645,682(5)	Consultant to mining and metals industry companies.
Peter B. Evensen (3) Connecticut, USA Director	October 10, 2017	69,729,870(5)(7)	CEO of Evensen Enterprises LLC, a shipping management company and CEO and Board Member of General Ore International Corporation, a private shipping company.
R. Christian Evensen California, USA Director	October 10, 2017	66,268,694(5)(7)	Managing Partner of Flintridge Capital Investments, LLC.
(1)
The information as to principal occupation, business or employment and shares beneficially owned or controlled is not within the knowledge of the management of the Company and has been furnished by the respective nominees. Unless otherwise stated, any nominees named above have held the principal occupation or employment indicated for at least five years.
(2)
Member of the Audit Committee.
(3)
Member of the Compensation Committee.
(4)
Nominee of Willem Duyvesteyn and Irene Duyvesteyn. In connection with the acquisition of The Technology Store, Inc. by the Company, Willem Duyvesteyn and Irene Duyvesteyn have the right to nominate one director to the Board.
(5)
These figures do not include the number of common shares issuable pursuant to exercise of stock options as follows;8,550,000 shares issuable to George Putnam, 2,900,000 shares issuable to William Harris, 2,400,000 shares issuable to Barry Davies; 3,400,000 shares issuable to Willem Duyvesteyn, 1,900,000 shares issuable to Warren Davis, 2,200,000 shares issuable to James Rothwell, 1,400,000 shares issuable to Peter Evensen and 1,200,000 shares issuable to R. Christian Evensen.
(6)
9,518,693 of these common shares are registered in the name of Irene Duyvesteyn, and Mr. Duyvesteyn has voting and investment control over these common shares.
(7)
Peter Evensen and R. Christian Evensen hold voting and investment control of the 66,268,694 common shares registered in the name of Scandium Investments LLC.

5

George Putnam has extensive mining industry experience, having worked for over 20 years for BHP (now BHP-Billiton) and GE/Utah International. Mr. Putnam also served for three years as CFO of QGX Ltd., a TSX-listed mineral exploration and development company. Mr. Putnam holds a BA (Economics) from Gettysburg College, and an MBA (Finance) from Duke University. The Board believes that Mr. Putnam’s expertise and experience in the mining industry is valuable to the Board.

William Harris has more than 35 years of experience in financial and executive management with public companies. Mr. Harris is also a board member of EnCore Energy Corp, Golden Predator Mining Corp, and the former President and CEO of Hoechst Fibers Worldwide, the global acetate and polyester business of Hoechst AG. Mr. Harris holds a BA in English from Harvard College and an MBA in finance from Columbia University Graduate School of Business. Mr. Harris’ expertise and experience make him a valuable member of the Board.

Barry Davies is a mining engineer with more than 35 years' experience in mineral exploration, mine development, operations and corporate management. During more than 20 years with the BHP Group and predecessor companies he held senior management positions with responsibility for exploration and mine development projects in Australia, Southeast Asia and Southern Africa. Mr Davies is a graduate in mining engineering from the Camborne School of Mines in the United Kingdom. Mr Davies' experience and his independence from management make him a valuable member of the Board.

Willem Duyvesteyn has 40 years’ experience in the mining, mineral and energy industries. Mr. Duyvesteyn was Vice President and General Manager Minerals Technology for BHP for more than 10 years. Prior to BHP he served with AMAX as Director of Laterite Nickel projects. Mr. Duyvesteyn has an ingenieurs degree in mining engineering and extractive metallurgy from Delft University of Technology. Mr. Duyvesteyn’s extensive experience make him a valuable member of the Board.

Warren Davis has held numerous senior roles in both minerals and electric power industries, with a focus on energy project development, project marketing and business strategy. Mr. Davis currently provides consulting services for several power plant contractors and electric power technology clients. His previous positions include roles with Black & Veatch (15 years), Bechtel Power Corp (three years), and The General Electric Company (10 years). Mr. Davis worked for Utah International Inc. (seven years) in the minerals industry, specifically in exploration, acquisitions and strategy. He was founder and president of Golden Bear Energy Services, a start-up energy company, and has worked in numerous entrepreneurial energy development roles. Mr. Davis holds a BS in Mechanical Engineering from UC Berkeley and an MBA from Stanford University. Mr. Davis’ experience and his independence from management make him a valuable member of the Board.

James Rothwell has held numerous senior management roles and board positions in Canadian public mining companies, including Chairman of Shore Gold Inc. and Kensington Resources Ltd., Board Director for Motapa Diamonds Inc. and President, CEO and Director of Inca Pacific Resources and Dia Met Minerals Ltd. Prior to these Canadian company positions, he served for 27 years with Utah International and BHP in a number of business roles in the US, Canada, Brazil and Australia. With BHP, Mr. Rothwell’s operational experience included thermal coal, iron ore, coking coal, manganese, diamonds, and the leadership of the BHP Minerals marketing effort worldwide. He has served on minerals industry associations in Australia, the USA and Canada. Mr. Rothwell has a BA (Economics) and an MBA (Finance/Accounting) from Stanford University. Mr. Rothwell’s experience and his independence from management make him a valuable member of the Board.

Peter Evensen is a consultant in the international shipping and offshore industry through Evensen Enterprises LLC, an entity he established after he retired as President and Chief Executive Officer of Teekay Corporation in January 2017 after joining Teekay in 2003 as Senior Vice President, Treasurer and Chief Financial Officer. Mr. Evensen has over 30 years of experience in banking and shipping finance. Prior to joining Teekay, Mr. Evensen was Managing Director and Head of Global Shipping at J.P. Morgan Securities Inc. and worked in other senior positions for its predecessor firms for over 20 years. His international industry experience includes positions in Vancouver, New York, London and Oslo. Mr. Evensen holds a B.A. in Economics and Political Science and attended the Tuck Advanced Management Program at Dartmouth. Mr. Evensen’s experience and his independence from management make him a valuable member of the Board.

6

R. Christian Evensen is the founding partner of Flintridge Capital Investments. He has spent his career structuring and managing corporate, derivative and real estate investments and their underlying financing of these investments. Prior to the formation of Flintridge in 2006, Mr. Evensen was a founder (in 1990) and Managing Partner of Canyon Capital Advisors LLC and Canyon Capital Realty Advisors LLC both SEC registered investment advisors. He was also President of Canyon Partners Incorporated, a NASD broker-dealer. During the 1980s, Mr. Evensen was a Senior Vice President and Director of the Senior Debt and International Markets Groups in the High Yield Bond Department of Drexel Burnham Lambert. Prior to working for Drexel, Mr. Evensen was a Vice President of the Currency and Interest Rate Derivatives Group at Merrill Lynch. Mr. Evensen began his career at The Bank of New York and First Interstate Bank. Mr. Evensen holds a B.A. in Economics from Williams College. Mr. Evensen’s experience and his independence from management make him a valuable member of the Board.

Executive Officers

The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Putnam and Mr. Duyvesteyn, each of whom are a director and executive officer of the Company, may be found in the section entitled “Directors”.

Name	Position with the Company	Age as of the Annual Meeting
Edward Dickinson	Chief Financial Officer	73
John Thompson	Vice President, General Manager - Australia	72

Edward Dickinson, Chief Financial Officer, joined the Company in September 2011. Prior to joining the Company Mr. Dickinson was employed by Altair Nanotechnologies Inc. from August 1996 to August 2011 where he held several senior management positions including Chief Financial Officer, Director of Finance, Corporate Secretary and Senior Director – Program and Contract management. From 1994 to 1996, Mr. Dickinson was employed by the Southern California Edison Company as a negotiator of non-utility power generation contracts. Mr. Dickinson was Vice President and Director of GeoLectric Power Company during 1993 and 1994, and from 1987 through 1992 was the Director of Finance and Administration for OESI Power Corporation. Prior to 1987, Mr. Dickinson served in various financial and program management positions at the U.S. Department of Energy. Mr. Dickinson, who is a certified public accountant, obtained a Master’s degree in Accounting from California State University, Northridge.

John Thompson, Vice President, General Manager - Australia, joined the Company in May 2011. Mr. Thompson’s mining career spans 41 years in senior management roles with Utah Development Company, BHP (now BHP Billiton), Newcrest Mining and QGX Ltd., managing and developing mineral projects in Australia, New Zealand, Mongolia and the United States. He has held numerous other leadership roles in the mining industry, including four Mine/General Manager roles in coking coal, gold and titanium/iron sands operations and a General Manager position at Newcrest overseeing five operating gold businesses in Australia. Mr. Thompson has a Bachelor of Science degree in Mining and Petroleum Engineering from the University of Queensland and is a Fellow of the Australian Institute of Mining and Metallurgy.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past ten years, none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c)any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity; or (f) any material proceedings in which such person is a party adverse to SCY or any of its subsidiaries or has a material interest adverse to SCY or any of its subsidiaries. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director, executive officer or affiliate of SCY, any owner of record or beneficially of more than five percent of the Company’s Common Stock, or any associate of such director, executive officer, affiliate of SCY, or security holder.

7

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 24, 2020 by:

(i)
each director of SCY;
(ii)
each of the Named Executive Officers of SCY; and
(iii)
all directors and executive officers as a group.

Except as noted below, SCY believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Shares Beneficially Owned[1]	Percentage of Shares Beneficially Owned[1]
George Putnam	4,775,360	1.53%
William Harris	657,778	0.21%
Barry Davies	7,341,778	2.35%
Willem Duyvesteyn	27,880,897(2)	8.92%
Warren Davis	2,211,307	0.71%
James Rothwell	1,645,682	0.53%
Peter Evensen	69,729,870(3)	22.31%
R. Christian Evensen	Nil(3)	0.00%
John Thompson	3,886,200	1.24%
Edward Dickinson	640,708	0.21%
All officers and directors (11) persons	140,735,536	38.01%
(1)
These amounts exclude beneficial ownership of securities not currently outstanding but which are reserved for immediate issuance on exercise of stock options as follows;8,550,000 shares issuable to George Putnam, 2,900,000 shares issuable to William Harris, 2,400,000 shares issuable to Barry Davies;3,400,000 shares issuable to Willem Duyvesteyn, 1,900,000 shares issuable to Warren Davis, 2,200,000 shares issuable to James Rothwell, 1,400,000 issuable to Peter Evensen, 1,200,000 issuable to R. Christian Evensen, 1,750,000 shares issuable to John Thompson, and 1,800,000 shares issuable to Edward Dickinson.
(2)
9,518,693 of these Common Shares are registered in the name of Irene Duyvesteyn, and Mr. Duyvesteyn has voting and investment control over these Common Shares.
(3)
Peter Evensen and R. Christian Evensen hold voting and investment control of the 66,268,694 Common Shares registered in the name of Scandium Investments LLC. For the purposes of this table, these Common Shares have been allocated to Peter Evensen.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires SCY’s directors, executive officers and persons who own more than 10% of a registered class of SCY’s securities to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of SCY. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish SCY with copies of all Section 16(a) reports they file.

To SCY’s knowledge, based solely on a review of Forms 3 and 4, as amended, furnished to it during its most recent fiscal year, and Form 5, as amended, furnished to it with respect to such year, SCY believes that during the year ended December 31, 2019, its directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements of the Exchange Act.

8

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the members and nominees of the Board and the Executive Officers of SCY as of the Record Date:

Name	Age	Position	Position Held Since
George Putnam	66	Director, President, CEO	May 3, 2010
William Harris	73	Director Chairman	June 5, 2007 April 2, 2010
Barry Davies	70	Director	January 20, 2010
Willem Duyvesteyn	75	Director CTO	January 20, 2010 October 28, 2015
Warren Davis	75	Director	May 30, 2012
James Rothwell	71	Director	July 16, 2014
Peter Evensen	61	Director	October 10, 2017
R. Christian Evensen	63	Director	October 10, 2017
Edward Dickinson	73	CFO	August 15,2011
John Thompson	72	Vice President Project Development	March 8, 2011

All of the officers identified above serve at the discretion of the Board and have consented to act as officers of the Company.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

Peter Evensen and R. Christian Evensen are brothers and they both serve as directors of SCY. Other than as disclosed herein, there are no family relationships among any of the existing directors or executive officers of SCY.

COMPENSATION COMMITTEE

The Company’s compensation policies and programs are designed to be competitive with similar mining companies and to recognize and reward executive performance consistent with the success of the Company’s business. These policies and programs are intended to attract and retain capable and experienced people. The role and philosophy of the compensation committee (“Compensation Committee”) is to ensure that the Company’s compensation goals and objectives, as applied to the actual compensation paid to the Company’s Chief Executive Officer and other executive officers, are aligned with the Company’s overall business objectives and with shareholder interests.

In addition to industry comparables, the Compensation Committee considers a variety of factors when determining both compensation policies and programs and individual compensation levels. These factors include the long-range interests of the Company and its shareholders, overall financial and operating performance of the Company and the Compensation Committee’s assessment of each executive’s individual performance and contribution toward meeting corporate objectives.

The current members of the Compensation Committee are Peter Evensen, Warren Davis and William Harris. Warren Davis and William Harris are both independent directors. Peter Evensen is relying on a temporary exemption from the requirement to be an independent member of the Compensation Committee. The direct or indirect “material relationship” between Peter Evensen and the Company is based solely on his shared voting and investment control of over more than 10% of the Company’s common shares. The Board determined in its reasonable judgement that (i) Peter Evensen is able to exercise the impartial judgement necessary for Mr. Evensen to fulfill his responsibilities as a Compensation Committee member, and (ii) the appointment of Mr. Evensen is required by the best interests of the Company and its shareholders of the Company.

The function of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to the compensation practices of the executive officers of the Company. The Compensation Committee has been empowered to review the compensation levels of the executive officers of the Company and to report thereon to the Board; to review the strategic objectives of the stock option and other stock-based compensation plans of the Company and to set stock based compensation; and to consider any other matters which, in the Compensation Committee’s judgment, should be taken into account in reaching the recommendation to the Board concerning the compensation levels of the Company’s executive officers.

9

Report on Executive Compensation

This report on executive compensation has been authorized by the Compensation Committee. The Board assumes responsibility for reviewing and monitoring the long-range compensation strategy for the senior management of the Company although the Compensation Committee guides it in this role. The Board determines the type and amount of compensation for the President and CEO. The Board also reviews the compensation of the Company’s senior executives. The Compensation Committee has not considered the implications of the risks associated with the Company’s compensation policies and practices.

The Compensation Committee makes the final determination on compensation for directors and senior executives of the Company. The Compensation Committee will take recommendations from the CEO as to what appropriate levels of compensation should be for senior executives. The Compensation Committee does not delegate the authority to determine compensation for directors and senior officers to other persons.

Philosophy and Objectives

The compensation program for the senior management of the Company is designed to ensure that the level and form of compensation achieves certain objectives, including:

(a)
attracting and retaining talented, qualified and effective executives;

(b)
motivating the short and long-term performance of these executives; and

(c)
better aligning their interests with those of the Company’s shareholders.

In compensating its senior management, the Company has employed a combination of base salary and equity participation through its stock option plan. The Company’s Named Executive Officers or NEOs, as that term is defined in Form 51-102F6, and directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Elements of the Compensation Program

The significant elements of compensation awarded to the Named Executive Officers (as defined below) are a cash salary and stock options. The Company does not presently have a long-term incentive plan for its Named Executive Officers. There is no policy or target regarding allocation between cash and non-cash elements of the Company’s compensation program. The Compensation Committee reviews annually the total compensation package of each of the Company’s executives on an individual basis, against the backdrop of the compensation goals and objectives described above and makes recommendations to the Board concerning the individual components of their compensation.

Cash Salary

As a general rule, the Company seeks to offer its Named Executive Officers a compensation package that is in line with that offered by other companies in our industry, and as an immediate means of rewarding the Named Executive Officers for efforts expended on behalf of the Company.

Equity Participation

The Company believes that encouraging its executives and employees to become shareholders is the best way of aligning their interests with those of its shareholders. Equity participation is accomplished through the Company’s stock option plan. Stock options are granted to senior executives taking into account a number of factors, including the amount and term of options previously granted, base salary and bonuses and competitive factors. Options are generally granted to senior executives which vest on terms established by the Board.

10

Perquisites and Other Personal Benefits

The Company’s Named Executive Officers are not generally entitled to significant perquisites or other personal benefits not offered to the Company’s other employees.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth all information concerning the total compensation of the Company’s president, chief executive officer, chief financial officer, and the two other most highly compensated officers during the last fiscal year (the “Named Executive Officers”) during the last two completed fiscal years for services rendered to the Company in all capacities.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George Putnam,	2019	$200,000	$Nil	$Nil	$39,263	$Nil	$Nil	$Nil	$239,263
President, CEO and Director	2018	$200,000	$Nil	$Nil	$154,273	$Nil	$Nil	$Nil	$354,273
	2017	$200,000	$Nil	$Nil	$198,127	$Nil	$Nil	$Nil	$398,127
Edward Dickinson,	2019	$90,000	$Nil	$Nil	$15,705	$Nil	$Nil	$Nil	$105,705
CFO	2018	$90,000	$Nil	$Nil	$46,282	$Nil	$Nil	$Nil	$136,282
	2017	$90,000	$Nil	$Nil	$74,298	$Nil	$Nil	$Nil	$164,298
John Thompson, V.P.	2019	$62,638	$Nil	$Nil	$11,779	$Nil	$Nil	$Nil	$74,417
General Manager, Australia	2018	$66,991	$Nil	$Nil	$46,282	$Nil	$Nil	$Nil	$113,273
	2017	$69,224	$Nil	$Nil	$74,298	$Nil	$Nil	$Nil	$143,522
Willem Duyvesteyn	2019	$102,000	$Nil	$Nil	$31,410	$Nil	$Nil	$Nil	$133,410
CTO and Director	2018	$102,000	$Nil	$Nil	$77,137	$Nil	$Nil	$Nil	$179,137
	2017	$102,000	$Nil	$Nil	$123,829	$Nil	$Nil	$Nil	$225,829

(1) The determination of the value of option awards is based upon the Black-Scholes Option pricing model, details and assumptions of which are set out in Note 6 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2019.

11

DIRECTOR COMPENSATION

No cash compensation was paid to any director of the Company for the director’s services as a director during the financial year ended December 31, 2019, other than the reimbursement of out-of-pocket expenses.

The Company has no standard arrangement pursuant to which directors are compensated by the Company for their services in their capacity as directors except for the granting from time to time of incentive stock options in accordance with the policies of the Toronto Stock Exchange (“TSX”). During the most recently completed financial year, no incentive stock options were granted to directors, including directors who are Named Executive Officers.

AGGREGATED STOCK OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

During the Company’s fiscal year ended December 31, 2019, three directors exercised a total of 1,000,000 options to purchase common shares.

OUTSTANDING EQUITY AWARDS AT THE MOST RECENTLY COMPLETED FISCAL YEAR

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Value of Unexercised in-the money options(US$)(1)(2) (1)	Number of shares or units of shares that have not vested (#)	Market or payout value of share based awards that have not vested ($)
William Harris	400,000	$0.14	Apr. 17, 2020	$Nil	N/A	N/A
	800,000	$0.10	Nov. 5, 2020	$Nil
	300,000	$0.13	Feb. 8, 2021	$Nil
	400,000	$0.37	Feb. 21, 2022	$Nil
	400,000	$0.225	Jan. 19, 2023	$Nil
	500,000	$0.15	May 9, 2024	$Nil
Barry Davies	400,000	$0.14	Apr. 17, 2020	$Nil	N/A	N/A
	500,000	$0.10	Nov. 5, 2020	$Nil
	300,000	$0.13	Feb. 8, 2021	$Nil
	400,000	$0.37	Feb. 21, 2022	$Nil
	400,000	$0.225	Jan. 19, 2023	$Nil
	400,000	$0.15	May 9, 2024	$Nil
Willem Duyvesteyn	400,000	$0.14	Apr. 17, 2020	$Nil	N/A	N/A
	500,000	$0.10	Nov. 5, 2020	$Nil
	500,000	$0.13	Feb. 8, 2021	$Nil
	500,000	$0.37	Feb. 21, 2022	$Nil
	500,000	$0.225	Jan. 19, 2023	$Nil
	400,000	$0.15	May 9, 2024	$Nil
George Putnam	400,000	$0.14	Apr. 17, 2020	$Nil	N/A	N/A
	2,500,000	$0.10	Nov. 5, 2020	$Nil
	750,000	$0.13	Feb. 8, 2021	$Nil
	800,000	$0.37	Feb. 21, 2022	$Nil
	1,000,000	$0.225	Jan 19, 2023	$Nil
	500,000	$0.15	May 9, 2024	$Nil
Warren Davis	400,000	$0.14	Apr. 17, 2020	$Nil	N/A	N/A
	300,000	$0.13	Feb. 8, 2021	$Nil
	400,000	$0.37	Feb. 21, 2022	$Nil
	400,000	$0.225	Jan. 19, 2023	$Nil
	400,000	$0.15	May 9, 2024	$Nil
James Rothwell	400,000	$0.14	Apr. 17, 2020	$Nil	N/A	N/A
	300,000	$0.13	Feb. 8, 2021	$Nil
	500,000	$0.37	Feb. 21, 2022	$Nil
	500,000	$0.225	Jan. 19, 2023	$Nil
	500,000	$0.15	May 9, 2024	$Nil
Peter Evensen	500,000	$0.225	Jan. 19, 2023	$Nil	N/A	N/A
	500,000	$0.15	May 9, 2024	$Nil
Christian Evensen	400,000	$0.225	Jan. 19, 2023	$Nil	N/A	N/A
	400,000	$0.15	May 9, 2024	$Nil
(1)
“Value of unexercised in-the-money options” is calculated by determining the difference between the market value of the securities underlying the options at the date referred to and the exercise price of the options and is not necessarily indicative of the value (i.e. loss or gain) that will actually be realized by the directors.
(2)
“in-the-money options” means the excess of the market value of the Company’s shares on December 31, 2019 over the exercise price of the options.

12

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out information as of the end of the fiscal year ended December 31, 2019 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuances under equity compensation plan [excluding securities reflected in column (a)](c)
Equity compensation plans approved by security holders	34,610,000	$0.19	12,262,389
Equity compensation plans not approved by security holders	Nil	Nil	Nil
Total:	34,610,000	$0.19	12,262,389

TERMINATION AND CHANGE OF CONTROL BENEFITS

The following contracts, agreements, plans, and arrangements provide for payments to the applicable Named Executive Officers following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the company or a change in such Named Executive Officers’ responsibilities:

George Putnam - the Company entered into a letter agreement effective May 1, 2010 with George Putnam, pursuant to which Mr. Putnam agreed to act as President and CEO of the Company. Mr. Putnam receives a base salary of $200,000 per year. The Compensation Committee has discretion to award an annual bonus and will review Mr. Putnam’s base salary on an annual basis. Mr. Putnam received an initial grant of 2,000,000 stock options, 25% of which vested immediately, and the remainder of which vested in three equal installments every six months thereafter. Mr. Putnam is entitled to termination payments in the amount of six months’ base salary if he is terminated without cause in his first year of employment, and six months’ base salary plus one month salary for each year of full service to a maximum of twenty-four months, if terminated after the first year of employment. If Mr. Putnam is terminated pursuant to a change in control, he is entitled to a termination payment equivalent to three times his base salary.

Edward Dickinson – the Company entered into a letter agreement effective September 1, 2011 with Edward Dickinson, pursuant to which Mr. Dickinson agreed to act as chief financial officer of the Company and its subsidiaries. Mr. Dickinson receives a base salary of $75,000 per year, reflecting a 50% time commitment to the Company. If the job content and demands exceed a 50% time commitment then the Company may consider expanding Mr. Dickinson’s role and adjusting this compensation accordingly to reflect additional time and work commitment. Mr. Dickinson received an initial grant of 300,000 stock options, 20% of which vested immediately, and the remainder of which vested in four equal instalments every six months thereafter. Mr. Dickinson is entitled to participate in the Company’s stock option plan. If Mr. Dickinson is terminated pursuant to a change in control, he is entitled to a termination payment equal to one year’s base salary.

John D. Thompson – the Company entered into a letter agreement effective February 8, 2011 with John D. Thompson, pursuant to which Mr. Thompson agreed to act as VP, Project Development of the Company and its subsidiaries. Mr. Thompson receives a base salary of A$90,000 per year, reflecting his support to the Company on a 50% basis. If the position and job requirements expand to a full time commitment, the Company may discuss with Mr. Thompson on appropriate compensation changes. Mr. Thompson received an initial grant of 500,000 stock options exercisable for a term of 5 years, 20% which vested immediately, and the remainder of which vested in four equal instalments every six months thereafter. Mr. Thompson is entitled to a termination payment equal to six months’ base salary plus one additional month of salary for each full year of services, to a maximum of twenty-four months. If Mr. Thompson is terminated pursuant to a change of control, he is entitled to a termination payment equal to two times his base salary.

Other than the agreements described above, the Company and its subsidiaries are not parties to any contracts, and have not entered into any plans or arrangements which require compensation to be paid to any of the Named Executive Officers in the event of:

(a)
resignation, retirement or any other termination of employment with the Company or one of its subsidiaries;
(b)
a change of control of the Company or one of its subsidiaries; or
(c)
a change in the director, officer or employee’s responsibilities following a change of control of the Company.

13

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During the fiscal year ended December 31, 2019, the Board held four directors’ meetings. All other matters which required Board approval were consented to in writing by all of the Company’s directors.

The Board has established an Audit Committee and a Compensation Committee. The Board has no standing nominating committee. Each of the Audit Committee and the Compensation Committee is responsible to the full Board. The functions performed by these committees are summarized below:

Audit Committee. The Board has an Audit Committee composed of three directors, William Harris (Chair), Warren Davis, and James Rothwell. Prior to October 28, 2015, Barry Davies served on the Audit Committee. All members of the Audit Committee are “independent” and “financially literate” in accordance with Multilateral Instrument 52-110 Audit Committees (“NI 52-110”). The Audit Committee reviews all financial statements of the Company prior to their publication, reviews audits or communications, recommends the appointment of independent auditors, reviews and approves the professional services to be rendered by independent auditors and reviews fees for audit services. The Audit Committee meets both separately with auditors (without management present) as well as with management present. The meetings with the auditors discuss the various aspects of the Company’s financial presentation in the areas of audit risk and Canadian generally accepted accounting principles. Specifically, the audit committee has:

(a)
reviewed and discussed the audited financial statements with management;
(b)
discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended; and
(c)
received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

A copy of the text of the Company’s audit committee charter can be found on the Company’s website at www.scandiummining.com.

Based on the foregoing review and discussions, the audit committee recommended to the Board that the audited financial statements should be included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Submitted by the Audit Committee.
William Harris, Chair
Warren Davis, Member
James Rothwell, Member

Compensation Committee. The Compensation Committee reviews and approves the compensation of SCY’s officers, reviews and administers SCY’s stock option plan and makes recommendations to the Board regarding such matters. The members of the Compensation Committee are William Harris, Warren Davis, and Peter Evensen. William Harris and Warren Davis are both independent directors. Peter Evensen is relying on a temporary exemption from the requirement to be an independent member of the Compensation Committee. The direct or indirect “material relationship” between Peter Evensen and the Company is based solely on his shared voting and investment control of over more than 10% of the Company’s common shares. The Board determined in its reasonable judgement that (i) Peter Evensen is able to exercise the impartial judgement necessary for Mr. Evensen to fulfill his responsibilities as a Compensation Committee member, and (ii) the appointment of Mr. Evensen is required by the best interests of the Company and its shareholders of the Company. The Board has adopted a written charter for the Compensation Committee, a copy of which can be found on the Company’s website at www.scandiumminingcom.

Nominating Committee. No Nominating Committee has been appointed. Nominations of directors are made by the Board. The Board is of the view that the present management structure does not warrant the appointment of a Nominating Committee.

In its deliberations for selecting candidates for nominees as director, the Board considers the candidate’s knowledge of the mineral exploration industry and involvement in community, business and civic affairs. Any nominee for director made by the Board must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies on the Board, the Board solicits its current Board for names of potentially qualified candidates. The Board would then consider the potential pool of director candidates, select the candidate the Board believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history, potential conflict of interest or regulatory issue that would cause the candidate not to be qualified to serve as a director of SCY. Additionally, the Board annually reviews the Board’s size, structure, composition and functioning, to ensure an appropriate blend and balance of diverse skills and experience.

14

MANAGEMENT CONTRACTS

The Company is not a party to a management contract with anyone other than directors or Named Executive Officers of the Company.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the current or former directors, executive officers, employees, and proposed nominees for election as directors or their associates is or has since the beginning of the last completed financial year, been indebted to the Company or any of its subsidiaries or indebted to another entity where such indebtedness is or was the subject of a guarantee, support agreement, letter of credit or other similar instrument or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed herein, since the commencement of the Company’s most recently completed financial year, no informed person of the Company, nominee for director or any associate or affiliate of an informed person or nominee, had any material interest, direct or indirect, in any transaction or any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

An “informed person” means: (a) a director or executive officer of the Company; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the company or who exercises control or director over voting securities of the Company or a combination of both carrying more than 10% of the voting rights other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Company itself, if and for so long as it has purchased, redeemed or otherwise acquired any of its shares.

REPORT OF CORPORATE GOVERNANCE

The British Columbia Securities Commission has issued guidelines on corporate governance disclosure for non-venture issuers as set out in National Instrument 58-101 (the “Policy”). The Policy addresses matters relating to constitution and independence of directors, the functions to be performed by the directors of a company and their committees and effectiveness and evaluation of proposed corporate governance guidelines and best practices specified by the Canadian securities regulators. The Company’s approach to corporate governance in the context of the specific issues outlined in Form 58-101F1 is set out below.

Board of Directors

The Board currently consists of eight directors, and it is proposed that all eight be nominated at the Meeting. Of the eight proposed directors, a majority of individuals qualify as independent directors. A director is independent if he or she has no direct or indirect “material relationship” with the Company. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment. The following table outlines the Company’s independent and non-independent directors, and the basis for a determination that a director is non-independent:

Name of Director	Independent/Non-Independent	Reason
George Putnam	Non-Independent	President and CEO of the Company
William Harris	Independent	Chairman of the Company
Barry Davies	Independent
Willem Duyvesteyn	Non-Independent	CTO of the Company
Warren Davis	Independent
James Rothwell	Independent
Peter Evensen	Non-Independent	Shared voting and investment control over more than 10% of the Company’s Common Shares(1)
R. Christian Evensen	Non-Independent	Shared voting and investment control over more than 10% of the Company’s Common Shares(1)
(1)
Peter Evensen and R. Christian Evensen hold voting and investment control of the 66,268,694 Common Shares registered in the name of Scandium Investments LLC.

15

William Harris, an independent director, is the Chairman of the Board. Mr. Harris’ primary roles as Chairman are to chair all meetings of the Board and to manage the affairs of the Board, including ensuring the Board is organized properly, functions effectively and meets its obligations and responsibilities. The Chairman’s responsibilities include, among other things, ensuring effective relations and communications among Board members.

The Board holds meetings as considered appropriate to deal with the matters arising from developments in the business and affairs of the Company from time to time. During the fiscal year ended December 31, 2019, the Board held four meetings. In addition to the business conducted at such meetings, various other matters were approved by written resolution signed by all members of the Board.

The attendance record for each director of the Company during the fiscal year ended December 31, 2019 was as follows:

Name of Director	Meetings Attended
George Putnam	4 of 4
William Harris	4 of 4
Barry Davies	4 of 4
James Rothwell	4 of 4
Willem Duyvesteyn	4 of 4
Warren Davis	3 of 4
Peter Evensen	4 of 4
R. Christian Evensen	4 of 4

The attendance record for each member of the Audit Committee during the fiscal year ended December 31, 2019 was as follows:
Name of Director	Meetings Attended
William Harris	4 of 4
Warren Davis	3 of 4
James Rothwell	4 of 4

The attendance record for each member of the Compensation Committee during the fiscal year ended December 31, 2019 was as follows:

Name of Director	Meetings Attended
William Harris	1 of 1
Warren Davis	1 of 1
Peter Evensen	1 of 1

The Board’s policy is to hold independent directors’ meetings as deemed necessary. At these independent directors’ meetings, non-independent and members of management are not in attendance. During the fiscal year ended December 31, 2019, the independent directors held no meetings.

The Board does not have a policy regarding a Board members’ attendance at annual meetings of shareholders. One director attended the Company’s 2019 annual meeting of shareholders.

Certain directors of the Company are also presently directors of other issuers that are reporting issuers in Canada or elsewhere. Information as to such other directorships is set out below:

Name of Director	Reporting Issuers
George Putnam	None
William Harris	Golden Predator Mining Corp. EnCore Energy Corp.
Barry Davies	None
Willem Duyvesteyn	None
Warren Davis	None
James Rothwell	None
Peter Evensen	None
R. Christian Evensen	None

16

Board Mandate

The Board has not adopted a written mandate but understands that its role is to (i) assume responsibility for the overall stewardship and development of the Company and monitoring of its business decisions, (ii) identify the principal risks and opportunities of the Company’s business and ensuring the implementation of appropriate systems to manage these risks, (iii) ethically manage the Company and perform succession planning, including appointing, training and monitoring of senior management and directors, (iv) implement a communication policy for the Company, and (v) ensure the integrity of the Company’s internal financial controls and management information systems.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of the Chairman of the Board and Chief Executive Officer, as the Board believes that it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has reviewed the Company’s current Board leadership structure. George Putnam has been the Company’s Chief Executive Officer since May 2010, while William Harris has been the Company’s Chairman of the Board since April 2010. In light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s shareholder base, the Company’s peer group and other relevant factors, the Board believes that the current leadership structure is appropriate. Mr. Putnam and Mr. Harris bring complimentary attributes to the Company’s business operations and strategic plans and generally are focused on somewhat different aspects of the Company’s operations.

The Company does not have a lead independent director. Given the size of the Board, the Board believes that the presence of four independent directors out of the eight directors currently on the Board, is sufficient independent oversight of the Chairman of the Board and Chief Executive Officer. The independent directors work well together in the current Board structure and the Board does not believe that selecting a lead independent director would add significant benefits to the Board oversight role.

Board Term Limits

The Company has not adopted term limits for the directors on the Board or other mechanisms of board renewal because the Company believes that the imposition of term limits for its directors may lead to the exclusion of potentially valuable members of the Board. While there is a benefit to adding new perspectives to the Board from time to time, there are also benefits to having continuity and directors having in-depth knowledge of the Company’s business. The Board considers, among other factors, skills, experience, and tenure when identifying potential director nominees.

Gender Diversity

The Company has not adopted a written policy relating to the identification and nomination of women directors and the Company has not adopted a target regarding the representation of women on the Board or in executive officer positions. The Board identifies, evaluates and recommends candidates to become members of the Board with the goal of creating a Board that, as a whole, consists of individuals with various and relevant career experience, industry knowledge and experience, and financial and other specialized experience, while taking diversity into account. The consideration of the level of representation of women on the Board and in executive officer positions is one factor among many that plays a role in the Board’s decision-making process. As at the date hereof, there are no female directors on the Board or serving as executive officers of the Company.

Board’s Role in Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company. Management is charged with the day-to-day management of the risks the Company faces. However, the Board, directly and indirectly through its committees, is actively involved in the oversight of the Company’s risk management policies. The Board is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company’s major risk exposure (whether financial, operating or otherwise) and the steps management has taken to monitor, control and manage these exposures. Additionally, the Compensation Committee oversees the Company’s compensation policies generally, in part to determine whether or not they create risks that are reasonably likely to have a material adverse effect on the Company.

17

Position Descriptions

To date, the Board has not adopted written position descriptions for the Chairman, the chair of each Committee of the Board, or of the CEO. Currently, William Harris serves as the independent Chairman of the Board. The prime responsibility of the Chairman of the Board is to provide leadership to the Board and to enhance Board effectiveness.

Orientation and Continuing Education

When new directors are appointed, they receive orientation on the Company’s business, current projects and industry and on the responsibilities of directors. With respect to continuing education, Board meetings may include presentations by the Company’s management and employees to give the directors additional insight into the Company’s business.

Ethical Business Conduct

The Board has adopted a written code of conduct applicable to officers and directors of the Company, entitled “Code of Ethics, Trading Restrictions and Whistleblowing”. A copy of this code of conduct is available on SEDAR at www.sedar.com.

Other than adoption of the code of conduct, the Board does not take any formal measures to encourage and promote a culture of ethical business conduct. The Board is of the view that that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law, together with the corporate statutory restrictions on an individual director’s participation in decisions of the Board in which the director has an interest, are sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Nomination of Directors

The Board annually evaluates the size of the Board and persons as nominees for the position of director of the Company. The Board’s process for nomination of candidates has been an informal process to date but one in which the entire Board is involved. The Board itself reviews candidates for the Board and its executive officers and reviews succession planning on a regular basis.

Compensation

The Board has established a Compensation Committee, comprised of William Harris, Warren Davis, and Peter Evensen. Warren Davis and William Harris are both independent directors. Peter Evensen is relying on the temporary exemption from the requirement to be an independent member of the Compensation Committee. The function of the Compensation Committee is to review, on an annual basis, the compensation paid to the Company’s executive officers and to the directors, and to make recommendations on compensation to the Board. In addition, the Committee reviews the compensation plans for the Company’s non-executive staff. The process adopted with respect to the review of compensation for the Company’s directors and senior officers is set out under the heading “Compensation Discussion and Analysis” above.

Other Board Committees

The Board has no committees other than the Compensation Committee and the Audit Committee.

Assessments

The Board annually, and at such other times as it deems appropriate, reviews the performance and effectiveness of the Board, the directors and its committees to determine whether changes in size, personnel or responsibilities are warranted. To assist in its review, the Board conducts informal surveys of its directors and receives reports from each committee respecting its own effectiveness.

18

Shareholder Communications

The Company values the views of its shareholders (current and future shareholders, employees and others). Any shareholder who wishes to communicate with the Board may do so in writing, by telephone or fax or by email to the Company as follows:

Suite 501 – 1430 Greg Street, Sparks, Nevada, 89431
Tel: (775) 355-9500
Fax: (775) 355-9506
Email: edward.dickinson@scandiummining.com

AUDIT COMMITTEE

Pursuant to National Instrument 52-110 Audit Committees of the Canadian Securities Administrators, the Company is required to disclose annually in its Information Circular certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as set forth in the following:

The primary function of the audit committee (the “Committee”) is to assist the Board in fulfilling its financial oversight responsibilities by reviewing (a) the financial reports and other financial information provided by the Company to regulatory authorities and shareholders; (b) the systems for internal corporate controls which have been established by the Board and management; and (c) overseeing the Company’s financial reporting processes generally. In meeting these responsibilities, the Committee monitors the financial reporting process and internal control system; reviews and appraises the work of external auditors and provides an avenue of communication between the external auditors, senior management and the company’s Board. The Committee is also mandated to review and approve all material related party transactions.

The Audit Committee’s Charter

The Company has adopted an Audit Committee Charter, a copy of which can be found on the Company’s website at www.scandiummining.com.

Composition of the Audit Committee

The Committee is comprised of William Harris, Warren Davis, and James Rothwell. All of the Audit Committee members are considered to be financially literate in that each Committee member has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company’s financial statements.

Relevant Education and Experience

William Harris holds a BA in English from Harvard College and an MBA in finance from Columbia University Graduate School of Business. Mr. Harris currently serves as a board member of EnCore Energy Corp. and Golden Predator Mining Corp. Mr. Harris has more than 35 years of experience in financial and executive management with public companies, and has an understanding of the accounting principles used by the Company to prepare its financial statements.

Warren Davis holds a BS in Mechanical Engineering from UC Berkeley and an MBA from Stanford University. Mr. Davis currently provides consulting services for several power plant contractors and electric power technology clients. Mr. Davis has held numerous senior roles in both minerals and electric power industries, and has an understanding of the accounting principles used by the Company to prepare its financial statements.

James Rothwell holds a BA in Economics and an MBA in finance/accounting from Stanford University. Mr. Rothwell has held numerous senior management roles and board positions in Canadian public mining companies, including Chairman of Shore Gold Inc. and Kensington Resources Ltd., director for Motapa Diamonds Inc. and President, CEO and Director of Inca Pacific Resources and Dia Met Minerals Ltd. Mr. Rothwell has an understanding of the accounting principles used by the Company to prepare its financial statements.

19

Audit Committee Financial Expert

William Harris is the Chair and the “financial expert” of the Audit Committee. Mr. Harris is an independent director.

Audit Committee Oversight

Since the commencement of the Company’s most recently completed financial year, the Company’s Board has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor.

Reliance on Certain Exemptions

The Company has not relied on the exemptions contained in sections 2.4, 3.2, 3.3(2), 3.4, 3.5, 3.6, 3.8 or Part 8 of NI 52-110.

Pre-Approval Policies and Procedures

The audit committee has not adopted specific policies and procedures for the engagement of non-audit services. Subject to the requirements of NI 52-110, the engagement of non-audit services is considered by the Company’s Board, and where applicable the Audit Committee, on a case-by-case basis.

External Auditor Service Fees

The fees for services provided by Davidson & Company LLP to us in each of the fiscal years ended December 31, 2018 and 2019 were as follows:

Fees	2018	2019
Audit Fees	$35,193	$36,421
Audit Related Fees	$741	$445
Tax Fees	$4,616	$4,643
All Other Fees	$1,879	$Nil
Total	$42,429	$41,509
(1) “Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Company’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.

(2) “Audit-Related Fees” include services that are traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.

(3) “Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.

(4) “All Other Fees” include all other non-audit services.

PROPOSAL 2
APPOINTMENT OF INDEPENDENT AUDITORS

Davidson & Company LLP (“Davidson”), Chartered Accountants, was appointed as SCY’s independent auditors in January 2008. Davidson served as SCY’s independent auditors for the fiscal year ended December 31, 2019, and has been appointed by the Board to continue as SCY’s independent auditor for the fiscal year ending December 31, 2020, and until the next annual general meeting of shareholders.

Representatives of Davidson are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

20

Although the appointment of Davidson is not required to be submitted to a vote of shareholders, the Board believes it appropriate as a matter of policy to request that shareholders approve the appointment of the independent auditors for the fiscal year ending December 31, 2020. In the event a majority of the votes cast at the Meeting are not voted in favor of appointment, the adverse vote will be considered as a direction to the Board to select other auditors for the fiscal year ending December 31, 2020.

Section 10A(i) of the Exchange Act prohibits the Company’s independent auditor from performing audit services for the Company as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee of the Board, or unless the services meet certain de minimis standards.

Under the Company’s Audit Committee Charter, all non-audit services to be performed by the Company’s independent auditor must be approved in advance by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF DAVIDSON & COMPANY LLP, CHARTERED PROFESSIONAL ACCOUNTANTS AS SCY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020 AND THE AUTHORIZATION OF THE DIRECTORS TO FIX THEIR REMUNERATION.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required.

OTHER MATTERS

SCY knows of no other matters that are likely to be brought before the Meeting. If, however, other matters not presently known or determined properly come before the Meeting, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.

PROPOSALS OF SHAREHOLDERS

Meeting Materials sent to Beneficial Owners who have not waived the right to receive Meeting Materials are accompanied by a Voting Instruction Form (“VIF”). This form is instead of a proxy. By returning the VIF in accordance with the instructions noted on it, a Non-Registered Holder is able to instruct the Registered Shareholder how to vote on behalf of the Non-Registered Shareholder. VIF’s, whether provided by the Company or by an Intermediary, should be completed and returned in accordance with the specific instructions noted on the VIF.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the shares which they beneficially own. Non-Registered Holders receiving a VIF cannot use that form to vote common shares directly at the Meeting - Non-Registered Holders should carefully follow the instructions set out in the VIF including those regarding when and where the VIF is to be delivered. Should a Non-Registered Holder who receives a VIF wish to attend the Meeting or have someone else attend on his/her behalf, the Non-Registered holder may request a legal proxy as set forth in the VIF, which will grant the Non-Registered Holder or his/her nominee the right to attend and vote at the Meeting.

The deadline has passed for any proposal that a Shareholder wished to be considered for inclusion in our proxy statement and management proxy circular for our 2020 annual meeting of shareholders as it must have been mailed to the Company by December 1, 2019. Any shareholder proposal received after this date will be considered untimely.

Proposals which shareholders wish to be considered for inclusion in the Proxy Statement and proxy card for the 2020 Meeting of Shareholders, including director nominees, must be received by the Secretary of SCY by December 1, 2019, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and Division 7 of Part 5 of the Business Corporations Act (British Columbia). After this date, any shareholder proposal will be considered untimely. If the Company changes the date of next year’s annual meeting by more than thirty days from the date of this year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

21

ANNUAL REPORT ON FORM 10-K

A COPY OF SCY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019 ACCOMPANIES THIS PROXY STATEMENT AND IS IN THE FORM ANNEXED TO THE PROXY STATEMENT AS SCHEDULE “A”. AN ADDITIONAL COPY WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL SHAREHOLDERS OR SHAREHOLDERS OF RECORD UPON REQUEST TO INVESTOR RELATIONS, SCANDIUM INTERNATIONAL MINING CORP. AT 1430 GREG STREET, SUITE 501, SPARKS, NEVADA, 89431.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on the SEDAR website at www.sedar.com and on EDGAR at www.sec.gov. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year, which will be available online at www.sedar.com.

Dated at Vancouver, British Columbia, this __th day of April, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

 “George Putnam”
George Putnam
President & CEO

22

APPENDIX “A”

FORM 10-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2019

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______________ to _______________

000-54416
(Commission File Number)

Scandium International Mining Corp.
(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	98-1009717
(State or other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1430 Greg Street, Suite 501 Sparks, Nevada	89431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (775) 355-9500

Securities registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act: Common Shares without par value
                                                                                                                    (Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes [ ] No [X]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes [ ] No [X]

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes [X] No [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [X]

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter: $16,990,618 as at June 30, 2019.

Indicate the number of shares outstanding of each of the registrant’s classes of common equity, as of the latest practicable date: 312,482,595 common shares as at February 25, 2020.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant's Proxy Statement for the Annual Meeting of Stockholders are incorporated by reference into Part III of this Form 10-K, which Proxy Statement is to be filed within 120 days after the end of the registrant's fiscal year ended December 31, 2019.

PART I

Note about Forward-Looking Statements

Certain statements contained in this annual report on Form 10-K and the documents incorporated by reference herein constitute "forward-looking statements.” Forward-looking statements may include, but are not limited to, statements with respect to the future price of commodities, the estimation of mineral resources, the realization of mineral resource estimates, the timing and amount of estimated future production, costs of production, capital expenditures, costs and timing of the development of new deposits, success of exploration activities, our ability to fund property acquisition costs, our ability to reach targeted time frames for establishing feasibility, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims, our ability to raise funds necessary for ongoing and planned expenditures and operations, and regulatory approvals. In certain cases, forward-looking statements can be identified by the use of words such as "plans,” "expects" or "does not expect,” "is expected,” "scheduled,” "estimates,” "intends, "anticipates" or "believes,” or variations of such words and phrases or state that certain actions, events or results "may,” "could,” "would" or "will be taken,” "occur" or "be achieved.” Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors may include, among others, risks related to our joint venture operations; actual results of current exploration activities or production technologies that we are currently testing; actual results of reclamation activities; future metal prices; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental or regulatory approvals or financing or in the completion of development activities, as well as those factors discussed in the section entitled "Risk Factors" and elsewhere in this Form 10-K. Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

Glossary of Terms

“Company,” “SCY,” “we,” “us,” “our” and similar words of similar meaning refer to ScandiumInternational Mining Corp.

$, A$, C$
 mean respectively, United States dollars, Australian dollars and Canadian dollars.

Alteration
Usually referring to chemical reactions in a rock mass resulting from the passage of hydrothermal fluids.

Assay
An analysis to determine the presence, absence or quantity of one or more components, elements or minerals.

Core
The long cylindrical piece of a rock, up to several inches in diameter, brought to the surface by Diamond drilling.

Diamond drilling
A drilling method in which the cutting is done by abrasion using diamonds embedded in a matrix rather than by percussion. The drill cuts a core of rock, which is recovered in long cylindrical sections.

Fractures
Breaks in a rock, usually due to intensive folding or faulting.

Grade
The concentration of a valuable mineral within an Ore.

Hydrothermal
Hot fluids, usually water, which may or may not carry metals and other compounds in solution to the site of mineral deposition or wall rock alteration.

Igneous
A rock formed by the cooling of molten silicate material.

Intrusion
A general term for a body of igneous rock formed below the surface of the earth.

Kg
Kilogram which is equivalent to approximately 2.20 pounds.

Km
Kilometer which is equivalent to approximately 0.62 miles.

Mineralization
A term used to describe the presence of minerals of possible economic value. Also used to describe the process by which concentration of economic minerals occurs.

Net Smelter
A share of the net revenues generated from the sale of metal produced by a mine.
Returns Royalty

NI 43-101
National Instrument 43-101 – Standards for Disclosure of Mineral Projects, being the regulation adopted by Canadian securities regulators that governs the public disclosure of technical and scientific information concerning a mineral property.

Ore
A naturally occurring solid material from which a metal or valuable mineral can be profitably extracted.

Outcrop
An exposure of rock at the earth’s surface.

ppm
Parts per million.

Pyrite
Iron sulphide mineral. The most common and abundant sulphide mineral and often found in association with copper and gold.

Qualified Person
Means a Qualified Person as defined in National Instrument 43-101, including an engineer or geoscientist in good standing with their professional association, with at least five years of relevant experience.

Quartz
The second most common rock forming mineral in the earth’s crust. SiO2.

Resource
Means any of a measured, indicated or inferred resource as used in NI 43-101, and having the following meanings:

“measured resource” is that part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

“indicated resource” is that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

“inferred resource” is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

For the purposes of the above a “mineral resource” means a concentration or occurrence of diamonds, natural solid inorganic material, or natural solid fossilized organic material including base and precious metals, coal, and industrial minerals in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge.

(Please refer to “Item 2. Properties - Cautionary Note to U.S. Investors Regarding Resource Estimates” in regards to the use of the above terms in this Form 10-K.)

Sulphide
A class of minerals characterized by the linkage of sulphur with a metal (such as Pyrite (FeS2)).

Tpd/Tpa
Tonnes per day/tonnes per annum.

Tonne
A metric ton which is equivalent to approximately 2,204 pounds.

Sediments
The debris resulting from the weathering and breakup of rocks that have been deposited by or carried by runoff, streams and rivers, or left over from glacial erosion or sometimes from wind action.

Vein
A geological feature comprised of minerals (usually dominated by quartz) that are found filling openings in rocks created by faults or replacing rocks on either side of faults or fractures.

ITEM 1. BUSINESS

General

We were incorporated on July 17, 2006 under the laws of British Columbia, Canada under the name Golden Predator Mines Inc. We were incorporated as a wholly owned subsidiary of Energy Metals Corp. for the purpose of holding precious metals and certain specialty metals assets. In order to focus on specialty metals, during February 2009 we transferred most of our precious mineral assets to our then wholly-owned subsidiary Golden Predator Corp., and on March 6, 2009 we completed a spin-out of Golden Predator Corp. to our shareholders. Effective March 12, 2009, we changed our name to EMC Metals Corp. In order to reflect a new emphasis on mining for scandium minerals, effective November 19, 2014, we changed our name to Scandium International Mining Corp (“SCY” or the “Company”).

We are a reporting issuer in the Canadian Provinces of British Columbia, Alberta and Ontario and our common shares are listed for trading on the Toronto Stock Exchange under the trading symbol “SCY.”

Our head office is located at 1430 Greg Street, Suite 501, Sparks, Nevada 89431. The address of our registered office is 1200 - 750 West Pender Street, Vancouver, British Columbia, Canada, V6C 2T8.

Our focus of operations is the development of the Nyngan scandium project located in New South Wales, Australia (the “Nyngan Scandium Project”). We also hold a scandium mineral property located nearby Nyngan known as the “Honeybugle Scandium property” and a reservation on an exploration license in Finland, known as the “Kiviniemi Scandium property.”

Our plan of operation for the remainder of 2020 is to obtain offtake sales agreements with counterparties for Nyngan Scandium Project product and seek additional funding for project construction and corporate working capital. We also plan to continue to test and develop unique scandium recovery and finishing techniques, including the processing of intermediate scandium aluminum products.

Intercorporate Relationships

The chart below illustrates our corporate structure on December 31, 2019, including our subsidiaries, the jurisdictions of incorporation, and the percentage of voting securities held.

Recent History

Nyngan Feasibility Study

On April 18, 2016, the Company announced the results of an independently-prepared feasibility study on the Nyngan Scandium Project. The technical report on the feasibility study entitled “Feasibility Study – Nyngan Scandium Project, Bogan Shire, NSW, Australia” is dated May 4, 2016 and was independently compiled pursuant to the requirements of NI 43-101. The report was filed on May 6, 2016 and is available on SEDAR (www.sedar.com) and on the Company’s website (www.scandiummining.com) and the SEC’s website (www.sec.gov). A summary of the report is provided herein under “Item 2. Properties – Description of Mineral Projects – Nyngan Scandium Project – Nyngan Feasibility Study.”

Transactions with Scandium Investments LLC

In June of 2017, the Company entered into a share exchange agreement with Scandium Investments LLC (“SIL”) for the purchase of SIL’s 20% interest in EMC Metals Australia Pty Ltd (“EMC Australia”) in exchange for 57,371,565 common shares of SCY as well as an additional 1,459,080 common shares as a royalty adjustment payment. Closing of the purchase of the EMC Australia shares was subject to shareholder approval, which the Company obtained at a special meeting of shareholders held on September 11, 2017. The transaction subsequently closed on October 9, 2017, with SCY holding a 100% ownership interest of EMC Australia. Under the terms of the share exchange agreement, SIL was granted the right to nominate two individuals to the board of the Company for so long as SIL held at least 15% of SCY’s issued and outstanding shares, and one director for so long as SIL held at least 5% but less than 15% of SCY’s issued and outstanding shares. Pursuant to the nomination rights, Peter Evensen and R. Christian Evensen were appointed as directors to the SCY Board on closing of the transaction.

Business Operations

Company Summary

We are a mineral exploration and development company that is primarily focused on the development of scandium mineral resources, and scandium end-use markets, through identification of value-added applications for scandium in aluminum alloys and end products. The Company has also considered exploration and development interest in rare earth minerals, and other specialty metals, including nickel, cobalt, boron, manganese, tantalum, titanium and zirconium. We have not commenced development of any of our scandium projects, and as a result we are an exploration stage company.

We have established a 16.9 million tonne measured and indicated resource on the Nyngan property (grading 235ppm at a 100ppm cut-off) and we have also established a 1.43 million tonne mineral reserve (combined proven and probable) on the Nyngan Scandium Project, based on economics presented in our 2016 feasibility study.

Our principal project is the Nyngan Scandium Project located in New South Wales, Australia, in which we own 100% of the mineral rights, including exploration licenses and a mining lease grant on the portion of the property that corresponds to the feasibility study development. In April 2014, we also acquired an exploration license referred to as the Honeybugle Scandium property, a prospective scandium exploration property located 24 kilometers from the Nyngan Scandium Project. During August 2018, we were granted an exploration license for the Kiviniemi Scandium property in central Finland from the Finnish regulatory body governing mineral exploration and mining in Finland.

Corporate Objectives and Strategy

Our corporate focus is to produce and sell scandium (Sc) and scandium-based products. None of our current properties have advanced to the development or production stage and we are currently an exploration stage company. We have completed an independently prepared definitive feasibility study (“DFS”) of the Nyngan Scandium Project. Subject to successfully financing of construction costs, we intend to develop the Nyngan Scandium Project for production, with a view to supplying anticipated demand for scandium oxide and scandium-content materials. For further information on the Nyngan Scandium Project, please refer to “Item 2. Properties - Description of Mineral Projects – Nyngan Scandium Project” and “Item 1A. Risk Factors.”

Concurrently with our analysis of the Nyngan Scandium Project, we are developing and testing unique mineral recovery techniques as well as techniques to produce high quality intermediate scandium-content aluminum alloy products. If effective at a commercial level, these mineral recovery techniques, scandia finishing techniques and intermediate product developments are expected to provide increased economic margins and returns on capital on any future scandium production.

Presently our recovery and finishing technology is completed to a degree that supports engineering and flow sheet design for our +15%/-5% DFS, although further development work will continue in both areas. There is no guarantee that we will be able to benefit from the commercial application of such techniques or that we will have scandium production in the future.

Global Scandium Production and Market

Scandium is the 31st most abundant element in the earth’s crust (average 33 ppm), which makes it more common than lead, mercury and precious metals, but less common than copper. Scandium has characteristics that are similar to rare earth elements, and it is often classified as a member of that group, although it is technically a light transition metal. Scandium occurs in nature as an oxide, rarely occurs in concentrated quantities because it does not selectively combine with the common ore-forming anions, and is very difficult to reduce to a pure metal state. Scandium is typically produced and sold as scandium oxide (Sc2O3), more properly known as scandia.

Global annual production estimates of scandium range from 15 tonnes to 20 tonnes, but accurate statistics are not available due to the lack of public information from countries in which scandium is currently being produced. There are five known, primary production sources globally today: stockpiles from the former Zhovti Voty uranium mine in Ukraine, the rare earth mine at Bayan Obo in China, apatite mines on the Kola Peninsula in Russia, by-product production from titanium dioxide (TiO2) pigment refiners in China, and recent start-up production of scandium oxide concentrates from the Taganito Nickel Mine in the Philippines (Sumitomo Metal Mining Co., Ltd.).

There is no reliable pricing data on global scandium oxide trading. The U.S. Geological Survey (“USGS”) in its latest available report (dated January 2020) documents the 2019 price of scandium oxide (99.99% grade) at US$3,900/kg, indicating a reduction from the 2018 price estimate of US$4,600/kg. Small quantities of scandium oxide, suitable for laboratory investigations, are currently offered on the internet by traders for prices at this level. Larger quantities of oxide product at varying purities are available at considerably lower prices, typically below US$2,000/kg. Scandium oxide grades of 95% or greater are considered commercially suitable, with 99.9% grade used for electrical applications, and grades higher than 99.9% reserved for science and new technical applications. Scandium oxide grades of 95-99% are generally considered suitable for aluminum alloy applications.

Scandium oxide is typically traded in small quantities, between private parties, and pricing is not transparent to other buyers or sellers as there is no clearing facility as is more common with commercially traded metals and commodities. Prices do vary, based on purity and quantity supplied. Small sale quantities tend to command premium prices, and large quantities (over one tonne) are simply not available to establish appropriate commercial pricing.

Scandium can also be effectively purchased in the form of aluminum-scandium (Al-Sc) master alloy, typically containing 2% scandium by weight. This product is the preferred form for manufacture of aluminum alloys containing scandium. The latest available 2019 USGS report indicates the 2018 price for Al-Sc 2% master alloy at US$360/kg, slightly higher than the 2017 USGS average. Recent USGS estimated prices for Al-Sc 2% master alloy have also been high relative to commonly available prices, which have trended under US$100/kg and are available in one tonne lots or greater today.

Principal uses for scandium are in high-strength aluminum alloys, high-intensity metal halide lamps, electronics, and laser research. Recently developed applications include welding wire and fuel cells which are expected to be in future demand. Approximately 15 different commercial aluminum-scandium alloys have been developed, and some of them are used for aerospace applications. In Europe and the U.S., scandium-containing alloys have been evaluated for use in structural parts in commercial airplanes and high stress parts in automobile engines and brake systems. Military and aerospace applications are known to be of interest, although with less specificity. The combination of high strength, weldability and ductility makes aluminum-scandium alloys potentially attractive replacements for existing aluminum alloys in a number of applications where improved alloy properties can add value to final products.

Competitive Conditions

We compete with numerous other companies and individuals in the search for and the acquisition or control of attractive rare earth and specialty metals mineral properties. Our ability to acquire further properties will depend not only on our ability to operate and develop our properties but also on our ability to select and acquire suitable properties or prospects for development or mineral exploration.

In regard to our plan to produce scandium, there are a limited number of scandium producers presently. If we are successful at becoming a producer of scandium, our ability to be competitive will require that we establish a reliable supply of scandium to the market, delivered at purity levels demanded by various applications, and that our operating costs generate margins at prices that will be set by customers and competitors in a market yet to mature.

Governmental Regulations and Environmental Laws

The development of any of our properties, and specifically the Nyngan Scandium Project, will require numerous local and national government approvals and environmental permits. For further information about governmental approvals and permitting requirements, please refer to “Item 1A. Risk Factors”.

Employees

As at January 1, 2020, we have 5 full and part time employees and 5 individuals working on a consulting basis. Our operations are managed by our officers with input from our directors. We engage geological, metallurgical, and engineering consultants from time to time as required to assist in evaluating our property interests and recommending and conducting work programs.

ITEM 1A. RISK FACTORS

In addition to the factors discussed elsewhere in this Form 10-K, the following are certain material risks and uncertainties that are specific to our industry and properties that could materially adversely affect our business, financial condition and results of operations.

Risks Associated with the Nyngan Scandium Project

There are technical challenges to scandium production that may render the Nyngan Scandium Project not economic. The economics of scandium recovery are known to be challenging. There are very few facilities producing scandium and the existing scandium producers are secretive in their techniques for recovery. In addition, the recovery of scandium product from laterite resources, such as are found on the Nyngan property, has not been demonstrated at an operating facility. The Nyngan processing facility design, if constructed, will be the first of its kind for scandium production. These factors increase the possibility that we will encounter unknown or unanticipated production and processing risks. Should we encounter any of these risks, they could increase the cost of production thereby reducing margins on the Nyngan Scandium Project or rendering it uneconomic.

There is no guarantee that we will be able to finance the Nyngan Scandium Project for production. Any decision to proceed with production on the Nyngan Scandium Project will require significant production financing. Scandium projects are uncommon, and economic and production uncertainty may limit our ability to attract the required amount of capital to put the project into production. If we are unable to source production financing on commercially viable terms, we may not be able to proceed with the project and may have to write off our investment in the project.

If we are successful at achieving production, we may have difficulty selling scandium.  Scandium is characterized by unreliable supply, resulting in limited development of markets for scandium oxide. Markets may take longer to develop than anticipated, and Nyngan and other potential scandium producers may have to wait for products and applications to create adequate demand. Certain applications may require lengthy certification processes that could delay usage or acceptance. In addition, certain scandium applications require very high purity scandium product, which is much more difficult to produce than lower grade product. If we commence production, our inability to supply scandium in sufficient quantities, in a reliable and timely manner, and in the correct quality, could reduce the demand for any scandium produced from our projects and possibly render the project uneconomic.

General Risks Associated with our Mining Activities and Company

We may not receive permits necessary to proceed with the development of a mining project. The development of any of our properties, including the Nyngan Scandium Project, will require the acquisition and sustained possession of numerous local and national government approvals and permits. Our ability to secure all necessary permits required to develop any of our projects is unknown until such permits are received. If we cannot obtain or retain all necessary permits, the Nyngan Scandium Project cannot be developed, and our investment in the project will potentially be lost. While the critical permits for the Nyngan Scandium Project have been received, other permits remain outstanding at this time and continuing compliance with the terms of the permits is required. Our future market value will likely be significantly reduced to the extent one or more of our projects cannot proceed to the development or production stage due to an inability to secure all required permits.

Mineral Resource Estimates on our properties are subject to uncertainty and may not reflect what may be economically extracted. Resource estimates included for scandium on our Nyngan property are estimates only and no assurances can be given that the estimated levels of scandium minerals will actually be produced or that we will receive the metal prices assumed in determining our resources. Such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling and exploration results and industry practices. Estimates made at any given time may change significantly when new information becomes available or when parameters that were used for such estimates change. By their nature resource estimates are imprecise and depend, to a certain extent, upon statistical inferences which may ultimately prove unreliable. Furthermore, market price fluctuations in scandium, as well as increased capital or production costs or reduced recovery rates, may limit our ability to establish reserves at some future point on Nyngan, or on any of our properties. The extent to which more Nyngan project resources may ultimately be reclassified as proven or probable reserves is dependent upon the demonstration of their profitable recovery. The evaluation of reserves or resources is always influenced by economic and technological factors, which may change over time. Accordingly, further current resource estimates on our material properties may never be converted into reserves, or be economically extracted, and we may have to write off such properties or incur a loss on sale of our interest on such properties, which will likely reduce the value of our shares.

Our potential for a competitive advantage in specialty and rare metals production depends on the availability of our technical processing abilities, as currently provided by our Chief Technology Officer. We are dependent upon the personal efforts and commitment of Willem Duyvesteyn, our CTO, a director and significant shareholder of the Company, for the continued development of new extractive technologies related to scandium and other rare and specialty metals production. The loss of the services of Mr. Duyvesteyn would likely limit our ability to use or continue the development of such technologies, which would remove the potential competitive and economic benefit of such technologies.

Our operations are subject to losses due to exchange rate fluctuation.  We maintain accounts in Canadian, Australian, Euro and U.S. currency. Our equity financings have to date been priced in Canadian dollars. All of our material projects and non-cash assets are located outside of both Canada and the USA, however, and require regular currency conversions to local currencies where such projects and assets are located. Our operations are accordingly subject to foreign currency fluctuations and such fluctuations may materially affect our financial position and results. We do not engage in currency hedging activities.

We do not currently earn any revenue and without additional funding, we will not be able to carry out our business plan, and if we raise additional funding existing security holders may experience dilution. As an exploration stage mining company, none of our principal properties are in operation and we do not currently earn any revenue. In order to continue our exploration activities and to meet our obligations on the Nyngan Scandium Project, we will need to raise additional funds. Recently, we have relied entirely on the sale of our securities to raise funds for operations. Our ability to continue to raise funds from the sale of our securities is subject to significant uncertainty due to volatility in the mineral exploration marketplace. If we are able to raise funds from the sale of our securities, existing security holders may experience significant dilution of their ownership interests and possibly to the value of their existing securities.

ITEM 2. PROPERTIES

Cautionary Note to U.S. Investors Regarding Resource Estimates

Certain terms used in this section are those used in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Canadian requirements, including NI 43-101, differ significantly from the requirements of the U.S. Securities and Exchange Commission (the “SEC”), and resource information contained herein may not be comparable to similar information disclosed by U.S. companies.

In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves.” The requirements of NI 43-101 for identification of “reserves” are not the same as those of the SEC, and reserves reported in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.

The SEC’s disclosure standards normally do not recognize information concerning “measured mineral resources.” “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards, in documents filed with the SEC. In addition, resources that are classified as “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not generally form the basis of feasibility or pre-feasibility studies. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable.

Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations, however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures.

Accordingly, information concerning mineral deposits set forth herein may not be comparable with information presented by companies using only U.S. standards in their public disclosure.

Description of Mineral Projects

Nyngan Scandium Project

Property Description and Location

The Nyngan Scandium Project site is located approximately 450 kilometres northwest of Sydney, NSW, Australia and approximately 20 kilometres due west from the town of Nyngan, a rural town of approximately 2,900 people. The deposit is located 5 kilometres south of Miandetta, off the Barrier Highway that connects the town of Nyngan to the town of Cobar. The license area can be reached via the paved Barrier Highway, which allows year-round access, but final access to the site itself is reached by clay farm tracks. The general area can be characterized as flat countryside and is classified as agricultural land, used predominantly for wheat farming and livestock grazing. Infrastructure in the area is good, with available water and electric power in close proximity to the property boundaries.

The Nyngan property is classified as an Australia Property for purposes of financial statement segment information.

The scandium resource is hosted within the lateritic zone of the Gilgai Intrusion, one of several Alaskan-type mafic and ultramafic bodies which intrude Cambrian-Ordovician metasediments collectively called the Girilambone Group. The laterite zone, locally up to 40 meters thick, is layered with hematitic clay at the surface followed by limonitic clay, saprolitic clay, weathered bedrock and finally fresh bedrock. The scandium mineralization is concentrated within the hematitic, limonitic, and saprolitic zones with values up to 350 ppm scandium.

The general location of the Nyngan Scandium Project is provided in Figure 1 below. The specific location of the exploration licenses that we may earn an interest in are provided in Figure 2 below.

Figure 1: Location of Nyngan Scandium Project

Note: None of the Existing Mines identified in Figure 1 produce scandium.

Figure 2: Location of the Exploration Licenses and Mining Lease for the Nyngan Scandium Project

Mineral License Details

The scandium resource is held under Exploration License (EL) 8316 (Block Number 3132, units d, e, j, k and Block no. 3133, unit f) and EL 6096 (Block 3132, unit p, and Block 3133, units l, m, r and s); a total of ten (10) graticular units. The exploration licenses allow the license holder to conduct exploration on private land (with landowner consents and signed compensation agreements in place) and public lands not including wildlife reserves, heritage areas or National Parks. The scandium resource is fully enclosed on private agricultural land.

The Company’s Australian subsidiary holds legal title to both the surface and mineral exploration rights on the Nyngan Scandium Project.

During 2017, an additional EL (EL 8448) was granted. Figure 2 provides details of the location of EL 8448 and the locations of Mining Lease 1792 and Mining Lease Application 531, both of which overlay the exploration license area.

The exploration licenses cover 29.25 square kilometers (2,925 hectares). The resource site is located at geographic coordinates MGA zone 55, GDA 94, Lat: - 31.5987, Long: 146.9827, Map Sheets 1:250k – Cobar (SH/55-14) and 1:100k Hermidale (8234).

The project surface rights (freehold) total 810 acres (370 hectares) on the portion of the exploration license area corresponding to the Mine Lease 1792 area. The freehold property boundaries are defined by standard land survey techniques undertaken by the Lands Department and currently presented in the form of Cadastral Deposited Plans (DP) and Lots. The land associated with the project rights is DP 752879, Lots 6 and 7 (Appendix 2, Lots 6 and 7 - Nyngan).

The Company is required to lodge individual A$10,000 environmental bonds with the NSW Mines Department for each license, and must meet total minimum work requirements annually of approximately A$65,000, covering both licenses.

Royalties attached to the properties include a 1.5% Net Profits Interest royalty to private parties involved with the early exploration on the property, a 1.7% Net Smelter Returns Royalty payable to Jervois for 12 years after production commences, subject to terms in the settlement agreement, and a 0.7% royalty on gross mineral sales to a private investor. Another revenue royalty is payable to private interests of 0.2%, subject to a US$370k cap. A NSW minerals royalty will also be levied on the project, subject to negotiation, currently 4% on revenue.

Metallurgy Development

The Company has invested in and developed methodology for extracting scandium from the Nyngan property resource since 2010. A portion of the work done over this period has been superseded by work that followed, but subsequent test programs universally benefitted from prior efforts. In summary, the programs have been as follows:

●
2010 – The Company inherited work done on Nyngan from the previous property owner, and applied that work to a quick flowsheet and capital estimate done for management by Roberts & Schaefer of Salt Lake City, Utah;
●
2011 – The Company employed Hazen Research, Inc., of Golden, Colorado, USA (“Hazen”) to test acid baking techniques and solvent extraction (“SX”) processes with Nyngan resource material. The Company also employed SGS-Lakefield (Ontario) to test pressure acid leach techniques on Nyngan resource, as a replacement for or an enhancement to acid bake techniques done earlier in the year by Hazen;
●
2012 – The Company engaged SNC-Lavalin to do an economic study for management, utilizing an acid bake flowsheet and SX work from the Hazen test program;
●
2014 – The Company published a preliminary economic assessment (“PEA”) entitled NI 43-101F1 Technical Report on the Feasibility of the Nyngan Scandium Project, authored by Larpro Pty Ltd, utilizing both Hazen and SGS-Lakefield test work results; and
●
2015 – The Company amended and refiled the 2014 PEA Report as the “Amended Technical Report and Preliminary Economic Analysis on the Nyngan Scandium Project, NSW, Australia.”
●
2016 – The Company published an independently prepared definitive feasibility study (“DFS”) on the Nyngan Scandium Project. The technical report on the feasibility study entitled “Feasibility Study – Nyngan Scandium Project, Bogan Shire, NSW, Australia” was independently compiled pursuant to the requirements of NI 43-101 and incorporated the results of current and previous test work.

Nyngan Feasibility Study

On April 18, 2016, the Company announced the results of an independent definitive feasibility study on the Nyngan Scandium Project. The technical report on the feasibility study entitled “Feasibility Study – Nyngan Scandium Project, Bogan Shire, NSW, Australia” is dated May 4, 2016 and was independently compiled pursuant to the requirements of NI 43-101 (the “Feasibility Study” or “DFS”). The report was filed on May 6, 2016 and is available on SEDAR (www.sedar.com) and on the Company’s website (www.scandiummining.com) and the SEC’s website (www.sec.gov). A full discussion on the technical report was provided in the Company’s Form 10Q for the quarterly period ending March 31, 2016, as filed with the SEC and on SEDAR on May 13, 2016.

The Feasibility Study concluded that the Nyngan Scandium Project has the potential to produce an average of 37,690 kilograms of scandium oxide (scandia) per year, at grades of 98.0%-99.8%, generating an after-tax cumulative cash flow over a 20 year project life of US$629 million, with an NPV10% of US$177 million. The average process plant feed grade over the 20 year project life is 409ppm of scandium.

The financial results of the Feasibility Study are based on a conventional flow sheet, employing continuous high pressure acid leach (HPAL) and solvent extraction (SX) techniques. The flow sheet was modeled and validated from METSIM modeling and considerable bench scale/pilot scale metallurgical test work utilising Nyngan resource material. A number of the key elements of this flowsheet work have been protected by the Company under US patent applications.

The Feasibility Study has been developed and compiled to an accuracy level of +15%/-5%, by a globally recognized engineering firm that has considerable expertise in laterite deposits and process facilities, as well as in smaller mining and processing projects, and has excellent familiarity with the Nyngan Scandium Project location and environment.

Nyngan Scandium Project Highlights

●
Capital cost estimate for the project is US$87.1 million,
●
Annual scandium oxide product volume averages 37,690 kg, over 20 years,
●
Annual revenue of US$75.4 million (oxide price assumption of US$2,000/kg),
●
Operating cost estimate for the project is US$557/kg scandium oxide,
●
Project Constant Dollar NPV10% is US$177 million, (NPV8% is US$225 million),
●
Project Constant Dollar IRR is 33.1%,
●
Oxide product grades of 98-99.8%, as based on customer requirements,
●
Project resource increases by 40% to 16.9 million tonnes, grading 235ppm Sc, at a 100ppm cut-off in the measured and indicated categories, and
●
Project Reserve totalling 1.43 million tonnes, grading 409ppm Sc was established on part of the resource.

DFS Conclusions and Recommendations

The production assumptions in the Feasibility Study are backed by solid independent flow sheet test work on the planned process for scandium recovery. The Feasibility Study consolidates a significant amount of metallurgical test work and prior study on the Nyngan Scandium Project, including important test work results completed since the PEA was generated in 2014. The entire body of work demonstrates a viable, conventional process flow sheet utilizing a continuous-system HPAL leaching process, and good metallurgical recoveries of scandium from the resource. The metallurgical assumptions are supported by various bench and pilot scale independent test work programs that are consistent with known outcomes in other laterite resources. A number of the key elements of this flowsheet work have been protected by the Company under US Patent Applications. The continuous autoclave configuration, as opposed to batch systems explored in previous flow sheets, is also a more conventional and current design choice.

The level of accuracy established in the Feasibility Study substantially reduces the uncertainty levels inherent in earlier studies, specifically the PEA. The greater confidence intervals around the Feasibility Study were achieved by reliance on significant project engineering work, a capital and operating cost estimate supported by detailed requirements and vendor pricing, plus one conditional offtake agreement and an independent marketing assessment, both supportive of the marketing assumptions for the business.

The Feasibility Study delivered a positive result on the Nyngan Scandium Project, and recommends the Nyngan Scandium Project owners seek finance and proceed to construction. Recommendations were made therein for additional immediate work, notably to win additional offtake agreements with customers, complete some optimizing flow sheet studies, and to initiate as early as possible detailed engineering required on certain long-lead capital items. The Company intends to act on these recommendations as financing permits.

Confirmatory Metallurgical Test Results

On June 29, 2016, we announced the results of a confirmatory metallurgical test work report from Altrius Engineering Services (AES) of Brisbane, Australia. The test work results directly relate to the list of recommended programs included in the Feasibility Study. AES devised and supervised these test work programs at the SGS laboratory in Perth, Australia and at the Nagrom laboratory in Brisbane, Australia.

The project DFS recommended a number of process flowsheet test work programs be investigated prior to commencing detailed engineering and construction. Those study areas included pressure leach (“HPAL”), counter-current decant circuits (“CCD”), solvent extraction (“SX”), and oxalate precipitation, with specific work steps suggested in each area. This latest test work program addresses all of these recommended areas, and the results confirm recoveries and efficiencies that either meet or exceed the parameters used in the DFS. Highlights of the testing are:

●
Pressure leach test work achieved 88% recoveries, from larger volume tests,
●
Settling characteristics of leach discharge slurry show substantial improvement,
●
Residue neutralization work meets or exceeds all environmental requirements as presented in the DFS and the environmental impact statement,
●
Solvent extraction circuit optimization tests generated improved performance, exceeding 99% recovery in single pass systems, and
●
Product finish circuits produced 99.8% scandium oxide, completing the recovery process from Nyngan ore to finished scandia product.

Engineering, Procurement and Construction Management Contract

On May 30, 2017, the Company announced that its subsidiary EMC Australia signed an Engineering, Procurement and Construction Management ("EPCM") contract with Lycopodium Minerals Pty Ltd ("Lycopodium"), to build the Nyngan Scandium Project in New South Wales, Australia. The EPCM contract also provides for start-up and commissioning services.

The EPCM contract appoints Lycopodium (Brisbane, QLD, Australia) to manage all aspects of project construction. Lycopodium is the principal engineering firm involved with the DFS. Lycopodium's continued involvement in project construction and commissioning ensures valuable technical and management continuity for the project during the construction and start-up of the project.

On October 19, 2017, we announced that Lycopodium has been instructed to initiate critical path engineering for the Nyngan Scandium Project. Lycopodium commenced work on select critical path components for the project, including design and specification engineering on the high-pressure autoclave unit, associated flash and splash vessels and several specialized high-pressure input pumps. The engineering work was completed in 2018 and will enable final supplier selection, firm component pricing and delivery dates for these key process components.

Environmental Permitting/Development Consent/Mining Lease

On May 2, 2016, the Company announced the filing of an Environmental Impact Statement (“EIS”) with the New South Wales, Australia, Department of Planning and Environment, (the “Department”) in support of the planned development of the Nyngan Scandium Project. The EIS was prepared by R.W. Corkery & Co. Pty. Limited, on behalf of the Company’s 80% owned subsidiary, EMC Australia, to support an application for Development Consent for the Nyngan Scandium Project. The EIS is a complete document, including a Specialist Consultants Study Compendium, and was submitted to the Department on April 29, 2016.

EIS Highlights:

●
The EIS finds residual environmental impacts represent negligible risk.
●
The proposed development design achieves sustainable environmental outcomes.
●
The EIS finds net-positive social and economic outcomes for the community.
●
Nine independent environmental consulting groups conducted analysis over five years, and contributed report findings to the EIS.
●
The Nyngan project development is estimated to contribute A$12.4M to the local and regional economies, and A$39M to the State and Federal economies, annually
●
The EIS is fully aligned with the DFS and with a NSW Mining License Application for the Nyngan project.

Conclusion statement in the EIS:

“In light of the conclusions included throughout this Environmental Impact Statement, it is assessed that the Proposal could be constructed and operated in a manner that would satisfy all relevant statutory goals and criteria, environmental objectives and reasonable community expectations.”

EIS Discussion:

The EIS is the foundation document submitted by a developer intending to build a mine facility in Australia. The Nyngan Scandium Project is considered a State Significant Project, in that capital cost exceeds A$30million, which means State agencies are designated to manage the investigation and approval process for granting a Development Consent, from the Minister of Planning and Environment. This Department will manage the review of the Proposal through a number of State and local governmental agencies.

The EIS is a self-contained set of documents used to seek a Development Consent. It is however, supported in many ways by the recently completed DFS.

On November 10, 2016, the Company announced that the Development Consent had been granted. This Development Consent represents an approval to develop the Nyngan Scandium Project and is based on the EIS. The Development Consent follows an in-depth review of the EIS, the project plan, community impact studies, public EIS exhibition and commentary, and economic viability, and involved more than 12 specialized governmental agencies and groups.

Mining Lease:

During July 2019, EMC Australia received notice of approval for its Mining Lease application. The Mining Lease (“ML 1792”) overlays select areas previously covered by Exploration Licenses. The ML represents the final major development approval required from the NSW Government to begin construction on the project. The ML 1792 grant is issued for a period of 21 years and is based on the development plans and intent submitted in the ML Application. The ML can be modified by NSW regulatory agencies, as requested by EMC Australia over time, to reflect changing operating conditions.

In addition to these two key governmental approvals, other required licenses and permits must be acquired but are considered routine and require only compliance with fixed standards and objective measurements. These remaining approvals include submittal of numerous plans and reports supporting compliance with Development Consent and Mining Lease. In addition, the following water, roads, dam and electrical access reviews and arrangements must be finalized:

●
Water Supply Works and Use Approval and Water Access License,
●
State and local approval for construction of the intersection of the Site Access Road and Gilgai Road,
●
An approval from the NSW Dams Safety Committee for the design and construction of the Residue Storage Facility, and
●
A high voltage connection agreement with Essential Energy.

The ML 1792 grant covers 810 acres (370 hectares) of surface area fully owned by the Company, an area adequate to construct and operate a scandium mine of a scale outlined in the definitive feasibility study. The Company had originally filed a mining lease application (MLA 531) covering an area of 874 hectares, providing for significant project expansion capacity. However, due to an objection by a landowner who holds freehold surface ownership over a portion of the 874 hectare area, the original MLA 531 remains in review by the New South Wales Department of Planning and Environment. The landowner objection claims the property is “Agricultural Land”, with meaning as defined in the relevant law.

The NSW Department of Planning and Environment has recently sought and received independent consultant input that the landowner objection should qualify as “Agricultural Land”, as defined in the relevant law. The Company has rights of comment on that finding, which have been exercised, in a formal comment package delivered to the Department on February 1, 2019. With receipt and consideration of comment documents from the parties, and further Department input, the Department Secretary will make a determination on the validity of the affected portion of the MLA 531.

If the Department Secretary’s decision upholds the landowner objection, the Company believes that outcome will not delay or prevent the development of the Nyngan Scandium Project., as is generally characterized in the 2016 feasibility study.

As of the date of this Form 10-K, the Department Secretary has not made a decision on the validity of the landowner objection. In January 2020, the Company made a formal request to the Deputy Premier and Minister for NSW Industry and Trade, urging for action and a final decision in this matter, accompanied by a review of the facts, status and Company position on the matter.

Patent Application Filings

The Company is in the process of establishing a significant portfolio of intellectual property through the filing of scandium related patents both in the US and abroad.

To date, the following five US patents have been granted to the Company:

10450634	Scandium-Containing Master Alloys And Method For Making The Same
10378085	Recovery Of Scandium Values Through Selective Precipitation Of Hematite And Basic Iron Sulfates From Acid Leachates
10260127	Method For Recovering Scandium Values From Leach Solutions
9982326	Solvent Extraction Of Scandium From Leach Solutions
9982325	Systems And Methodologies For Direct Acid Leaching Of Scandium-Bearing Ores

Below is a list of ten US patents that haven filed, but have not been granted yet:

US20200001407	Control Of Recrystallization In Cold-Rolled AlMn(Mg)ScZr Sheets For Brazing Applications
US20190161827	Extraction Of Scandium Values From Copper Leach Solutions
US20160289795	Systems and Processes for Recovering Scandium Values From Laterite Ores
US20190218645	Direct Scandium Alloying
US20190218644	Scandium Master Alloy Production
US20120305452	Dry, Stackable Tailings and Methods for Producing the Same
US20110298270	In Situ Ore Leaching Using Freeze Barriers
Provisional	Title not publicly disclosed.
Provisional	Title not publicly disclosed.
Provisional	Title not publicly disclosed.

Patent Applications Discussion:

●
These patents and patent applications cover novel, unique flowsheet designs, applicable to scandium extraction, from scandiferous resources;
●
The patented designs are largely supported by test work done with Nyngan Scandium Project resource material and known design parameters;
●
The patents cover HPAL system material flows, solvent extraction (SX), ion exchange systems (“IX”), atmospheric tank and heap leaching systems and techniques, and processes for directly making select master alloys containing scandium; and
●
Most of the designs are incorporated as part of the DFS.
●
Recovery by-product scandium from certain mineral resources is also covered.

These patent applications, filed with the US Patent Office, protect the Company’s position and rights to the intellectual property (IP) contained and identified in the applications as of the date filed, within the worldwide jurisdiction limits of the US patent system. Review by the US Patent Office will take further time, but the dates of filing these patents define the basis of IP ownership claims, as is generally afforded U.S. patentholders.

The Company intends to utilize the IP contained in these process patents in the development of process flowsheets for recovery of scandium from its Nyngan Scandium Project, as well as its Honeybugle project, and potentially from future by-product opportunities.

The Company believes that patent protection of these specific, novel process designs will be granted. Many of the basic design elements contemplated in the Nyngan Scandium Project flowsheet are commonly applied to other specialty metals, particularly nickel. However, the application of these basic design elements has not been commonly applied to scandium extraction from laterite resources, and there are enough intended and required operational differences in the application to permit the Company to patent-protect IP on those differences.

These patent claims are the result of several years of metallurgical test work with independent resource laboratories and specific design work by Willem Duyvesteyn, the Company’s Chief Technology Officer. This work is ongoing. Patent protection on flowsheet intellectual property will serve to limit or prevent the unauthorized use of that IP by others without the Company’s consent. We believe these filings are an important action to protect the ownership of a Company asset, on behalf of all SCY shareholders.
Downstream Scandium Products

In February 2011 we announced results of a series of laboratory-scale tests investigating the production of aluminum-scandium master alloys directly from aluminum oxide and scandium oxide feed materials. The overall objective of this research was to demonstrate and commercialize the production of aluminum-scandium master alloy using impure scandium oxide as the scandium source, potentially significantly improving the economics of aluminum-scandium master alloy production. In 2014, the Company announced it applied for a US patent on master alloy production, which is still in the application phase.

During the 2015-2017 timeframe, we continued our own internal laboratory-scale investigations into the production of aluminum-scandium master alloys, furthering our understanding of commercial processes, and achievable recoveries. We advanced our abilities to make a standard-grade 2% scandium master alloy product typical of commercially available products offered today.

On March 2, 2017, we announced the signing of a Memorandum of Understanding ("MOU") with Weston Aluminium Pty Ltd. ("Weston") of Chatswood, NSW, Australia. The MOU defines a cooperative commercial alliance to jointly develop the capability to manufacture aluminum-scandium master alloy. The intended outcome of this alliance will be to develop the capability to offer Nyngan Scandium Project aluminum alloy customers scandium in form of Al-Sc master alloy, should customers prefer that product form.

The MOU outlines steps to jointly establish the manufacturing parameters, metallurgical processes, and capital requirements to convert Nyngan Scandium Project scandium product into Master Alloy, on Weston's existing production site in NSW. The MOU does not include a binding contract with commercial terms at this stage, although the intent is to pursue the necessary technical elements to arrive at a commercial contract for conversion of scandium oxide to master alloy, and to do so prior to first mine production from the Nyngan Scandium Project.

On March 5, 2018, the Company announced that it had initiated a small scale pilot program (4kg scale) at the Alcereco Inc. metallurgical research facilities in Kingston, Ontario, to confirm and refine previous lab-scale work on the manufacture of aluminum-scandium 2% master alloy (MA). The program advanced the process understanding for commercial scale upgrade of Nyngan scandium oxide product to master alloy product.

The 2018 pilot program consisted of 5 separate trials on two MA product types, production of MA in various forms, and dross analysis to ascertain scandium recoveries to product. The mass of master alloy and product variants produced in the program totaled approximately 20kg and was completed in December of 2018. The results of the program included the successful production of 2% grade MA, with recoveries of scandium to product of 85%.

A second phase of the small-scale pilot program was initiated in the first half of 2019, again at 4kg scale, building on the work done in phase I. The results of this second program included successful production of 2% grade MA, with improvements in form of rapid kinetics, and recoveries of scandium to product of +90%.

On March 5, 2018, the Company also announced that it filed for patent protection on certain process refinements for master alloy manufacture that it believes are novel methods, and also on certain product variants that it believes represent novel forms of introducing scandium more directly into aluminum alloys.

Focus on Aluminum Alloy Applications for Scandium Products

The Company is in the process of obtaining sales agreements for scandium products produced from our Nyngan Scandium Project. Our focus is on the use of scandium as an alloying ingredient in aluminum-based products. The specific scandium product forms we intend to sell from the Nyngan project include both scandium oxide (Sc2O3) and aluminum-scandium master alloys (Al-Sc 2%).

Scandium as an alloying agent in aluminum allows for aluminum metal products that are much stronger, more easily weldable and exhibit improved performance at higher temperatures than current aluminum-based materials. This also means lighter structures, lower manufacturing costs and improved performance in areas that aluminum alloys do not currently compete.

Aluminum Alloy Research Partner – Alcereco

In 2015, the Company entered into a memorandum of understanding (“MOU”) with Alcereco Inc. of Kingston, Ontario (“Alcereco”), forming a strategic alliance to develop markets and applications for aluminum alloys containing scandium. To further that alliance, and to reinforce the capability of both companies to deliver product developed for scandium aluminum alloy markets, Scandium International and Alcereco also signed an offtake agreement governing sales terms of scandium oxide product produced from the Nyngan Scandium Project. The offtake agreement specifies prices, delivery volumes and timeframes for commencement of delivery of scandium oxide product. The offtake agreement does not provide for a mandatory annual minimum purchase volume of scandium oxide by Alcereco, and there is no requirement for payment in lieu of purchase.

The MOU represented keen mutual interest in foundry-based test work on aluminum alloys containing scandium, based on understandings that Alcereco’s team had gained from prior work with Alcan Aluminum, and based on SCY’s twin goals of understanding and identifying quality applications for scandium, and also understanding the scandium value proposition for customers.

During December 2017, the Company revised and renewed the scandium product offtake agreement with Alcereco. The revised agreement extends the deadline for initial production and shipments from the Nyngan Scandium Project from December 1, 2017, to as late as December 1, 2020. The defined sale product was changed to an aluminum scandium 2% master alloy from scandium oxide in the prior agreement. The revised sales agreement covers approximately the same scandium oxide volume as the prior agreement, representing 55% of Nyngan’s initial twelve month forecast production, and approximately 20% of nameplate capacity, as established by the Definitive Feasibility Study. The revised offtake agreement does not provide for a mandatory annual minimum purchase volume of scandium oxide by Alcereco, and there is no requirement for payment in lieu of purchase.

The Company has sponsored research work as contemplated by the MOU with Alcereco and with multiple other unrelated entities in separate locations. This work develops and documents the improvement in strength characteristics scandium can deliver to aluminum alloys without degrading other key properties. The team has run multiple alloy mix programs where scandium loading is varied, in order to look at response to scandium additions on a cost/benefit basis. This work has been done in the context of industries and applications where these particular alloys are popular today.

These programs are focused on 1000 series, 3000 Series, 5000 Series and 7000 Series Al-Sc alloys, and have served to make independent data and volume samples available for sales efforts.

The results of our research work are positive, and consistent with the body of published literature available today on aluminum scandium alloys. We are observing noteworthy strengthening effects with scandium additions above 0.1%, and dramatic strengthening improvements with additions of 0.35%, while preserving or enhancing other alloy properties and characteristics. We have also demonstrated that altering the combinations of scandium loads and alloy hardening process techniques has significant effect on the final alloy properties, offering the opportunity to tune alloy characteristics to suit specific applications.  These findings are considered commercially sensitive, and the data is not intended for public disclosure at this time, although the findings and data are being shared with select potential customers under specific non-disclosure agreement protections, as is deemed relevant to their specific areas of commercial interest.

Letters of Intent with Potential Customers

During 2018 and 2019, the Company announced that it entered into letter of intent (“LOI”) agreements with nine unrelated partnering entities. In each LOI, we have agreed to contribute scandium samples, either in form of scandium master alloy product, or aluminum-scandium alloy product, for trial testing by the partners in their downstream manufacturing applications. Each of the parties to the LOI agreements have agreed to report the parameters and general results of the testing program utilizing these scandium-containing alloys, upon completion of testing. The Company plans to continue this LOI program of introducing scandium for trial testing by partners through agreements with more potential customers in 2020.

These formal LOI agreements, with distinct industry segment leaders, represent a key marketing program demonstrating precisely how scandium will perform in specific products, and in production-specific environments. Potential scandium customers insist on these sample testing opportunities, directly in their research facilities or on their shop floor, to ensure their full understanding of the impacts, benefits, and costing implications of introducing scandium into their traditional aluminum feedstocks.

The partnering entities in these LOI agreements are set out below:

Austal Ltd. (“Austal”), headquartered in Henderson, Western Australia, (Australia). Austal is a public corporation, listed on the Australian Stock Exchange (ASB.ASX), with shipbuilding facilities in Perth, Australia, Mobile, Alabama (USA), Vung Tau, Vietnam and Balamban, Cebu (Philippines). The company maintains a focus on research and development of emerging maritime technologies and cutting-edge ship designs, and is a recognized world leader in the design and construction of large aluminum commercial and defense vessels.

Impression Technologies Ltd. (“ITL”), based in Coventry, UK. ITL is a privately held technology company, developing and licensing its advanced aluminum forming technology, Hot Form Quench (“HFQ®”), to automotive, aerospace, rail and electronics industries, globally. ITL manufactures custom parts for customers with its patented HFQ® technology, which enables the single-pass forming of complex, lightweight, high-strength aluminum parts that can't otherwise be similarly formed today.

PAB Coventry Ltd. (“PAB”), based in Coventry, UK. PAB is a privately held manufacturing and prototyping company offering specialty metal parts and design capabilities, serving the automotive, aerospace, defense and HVAC industries. PAB has been a well-known parts and forms supplier to the premium market segment of the British automotive industry for decades.

Eck Industries Inc. (“Eck”), based in Manitowoc, Wisconsin, USA. Eck is a privately held manufacturer of precision sand cast parts, and engineering services. Eck Industries operates a 210,000 sq. ft. facility with over 250 employees, and 110 customers. Customer segments include commercial aircraft parts, automotive and trucking cast parts, military drivetrain casings, marine propulsion system castings, and military aerospace components.

Grainger & Worrall Ltd. (“GW”), based in Shropshire, UK. GW is a privately held manufacturer of precision sand cast parts, and engineering services. GW is a well-recognized precision air-set sand cast parts manufacturer in the UK, specializing in low to intermediate volume cast parts for commercial automotive, motorsports/racing, defense, marine, and aerospace applications.

Gränges AB (“Gränges”), based in Stockholm, Sweden. Gränges is a public company, traded on the NASDAQ Stockholm Stock Exchange (GRNG:OMX), and a large global player in the rolled aluminum products business, with production assets in Europe, USA, and China, and a worldwide customer base, majority concentrated in the USA. Gränges is focused on advanced aluminum materials, and holds a leading global position in rolled products for brazed heat exchangers, which it estimates at 20%.

Ohm & Häner Metallwerk GmbH & Co. GK (“O&H”), based in Olpe, Germany. O&H is a privately held manufacturer of sand cast and gravity die cast parts, using metal alloys, servicing a significant, global customer base. O&H produces over 3,000 individual cast parts, and currently works with over 40 different alloys, primarily aluminum and copper-based alloys.

AML Technologies (“AML”), is an Adelaide, Australia based start-up company with proprietary technology for applying aluminum alloys to additive layer manufacturing processes, also commonly referred to as 3D printing.

Bronze-Alu Group (“BAL”), based in La Couture-Boussey, northern France. BAL is a privately held manufacturer of precision high-pressure die cast parts, and offers prototyping, machining, finishing and engineering services, employing both aluminum and copper-based alloys.  BAL exports approximately 80% of its products to customers outside of France..

These LOI agreements are part of a developing strategy by the Company to engage with innovative, research-capable partners, willing to test scandium in their applications. The Company also has similar agreements with other research capable partners who do not wish to be publicly named at this time. We are selecting and approaching these specific partners because we have learned, from our commissioned alloy mixing programs, that scandium additions can make value-added contributions to their specific products, and we have the alloy samples to enable expedient confirmation on that validation. The scandium market for aluminum alloys needs to be developed, and that process is underway in the most direct sense. The Company plans to conduct further application-specific programs in pursuit of sales contracts with quality, predominantly existing aluminum alloy, customers across numerous industry segments.

Nyngan Scandium Project - Planned Activities for 2020-2021

The following steps are planned for Nyngan during the 2020 and 2021 Calendar years:

●
Complete master alloy pilot trials and optimization work in Q1 2020
●
Pursue additional offtake agreements in support of planned future scandium sales,
●
Seek project construction financing for the Nyngan Scandium Project in 2020,
●
Commence site construction in the late of 2020, with anticipated construction completion over 14 months, and
●
Initiate project commissioning in late 2021, with product available for sale by year end 2021.

Honeybugle Scandium Property

On April 2, 2014 the Company announced that it had secured a 100% interest in an exploration license (EL 7977) covering 34.7 square kilometers in New South Wales (NSW), Australia referred to as the Honeybugle Scandium property. The license area is located approximately 24 kilometers west-southwest from SCY’s Nyngan Scandium Project. The license area covers part of the Honeybugle geologic complex, and will carry that name in our future references to the property. The ground was released by the prior holder, and SCY intends to explore the property for scandium and other metals.

The Company currently does not consider the Honeybugle Scandium property to be a material property at this time. No resources or reserves are known to exist on the property. The property is classified as an Australian property for purposes of financial statement segment information.

The location of the Honeybugle Scandium property is provided below.

Figure 4. Location of Honeybugle Scandium property

Honeybugle Drill Results

On May 7, 2014 the Company announced completion of an initial program of 30 air core (AC) drill holes on the property, specifically at the Seaford anomaly, targeting scandium (Sc). Results on 13 of these holes are shown in detail in the table below. These holes suggest the potential for scandium mineralization on the property similar to our Nyngan Scandium Project.

Highlights of initial drilling program results are as follows:

●
The highest 3-meter intercept graded 572 ppm scandium (hole EHAC 11);
●
EHAC 11 also generated two additional high grade scandium intercepts, grading 510 ppm and 415 ppm, each over 3 meters;
●
The program identified a 13-hole cluster which was of particular interest;
●
Intercepts on these 13 holes averaged 270 ppm scandium over a total 273 meters at an average continuous thickness of 21 meters per hole, representing a total of 57% (354 meters) of total initial program drilling;
●
The 13 holes produced 29 individual (3-meter) intercepts over 300 ppm, representing 31% of the mineralized intercepts in the 273 meters of interest; and
●
This initial 30-hole AC exploratory drill program generated a total of 620 meters of scandium drill/assay results, over approximately 1 square kilometer on the property.

The detail results of 13 holes in the initial drill program are as follows:

Table 7. Results of 13-Hole Initial Drill Program

Seaford is characterized by extensive outcrops of dry, iron-rich laterites, allowing for a particularly shallow drill program. Thirty (30) air core (AC) holes on nominal 100-meter spacing were planned, over an area of approximately 1 square kilometer. Four holes were halted in under 10 meters depth, based on thin laterite beds, low scandium grades, and shallow bedrock.

The 13 holes highlighted in the table are grouped together on either side of Coffills Lane, and represent all of the drill locations where meaningful intercept thickness generated scandium grades exceeding 175 ppm. Some of these 13 holes showed significant scandium values on the immediate surface, and alternately, other holes exhibited favorable scandium grades that began at shallow depth. The highest grade Sc sample was found in a 21-24 meter interval (572 ppm), although several holes produced better than 350 ppm Sc intercepts at depths of under 9 meters. The deepest hole (EHAC 7) was drilled to 57 meters, showing good scandium grades over a 12-meter horizon (245 ppm) near the bottom of the hole, from 39 to 51 meters depth. Higher scandium grades were associated with higher iron levels. Holes were drilled to a depth where they contacted the fresh ultramafic bedrock, which generally signaled the end of any scandium enrichment zones.

The drill plan divided Seaford into four sub-areas, 1-4, as highlighted Figure 5, below. Area 1 was relatively higher ground and therefore the least impacted by ground moisture. Consequently, this dryer area received the greatest attention, although that had been the general intention in the plan. Area 1 received 17 holes, with 13 presented in detail in the table above. Areas 2-4 were each intended as step-out areas that need to be further examined in the next program. The three step-out areas did not generate results of particular note, although hole locations were not optimal due to ground conditions and access.

Area 2 received 3 holes, 60 meters total, and generated Sc grades from 45-75 ppm,
Area 3 received 4 holes, 87 meters total, and generated Sc grades from 47-122 ppm,
Area 4 received 5 holes, 72 meters total, and generated Sc grades from 60-101 ppm, and
The average depth of all of these holes was 18 meters, with the deepest 30 meters.

Figure 5. Initial Drill Program Map

This 13-hole cluster (Area 1) was noted to be in a relatively thick laterite zone which was constrained to the west by contact with meta-sediments, to the east by fresh ultramafic bedrock, and to some extent in the north by a poor intersection result in hole 30. Area 1 remains somewhat open to the south, with the two southern-most holes (EHAC 9 and EHAC 29) generating some of the best scandium grade intercepts in the area.

The surface and near surface mineralization at this property is an advantage, both in locating areas of interest for future exploration work, and also because of extremely low overburden ratios. This particular characteristic for the Honeybugle Scandium property is different from our Nyngan Scandium Project, where mineralization is typically covered by 10-20 meters of barren alluvium.

Further drilling at Seaford is warranted, based on the results of this introductory and modest program, specifically to the north and south of the existing area 1 drill pattern, along with investigation and select drilling at the other three remaining anomalies on the property.

During 2018 we performed site work at the Honeybugle Scandium property to meet the expenditure commitment to maintain the exploration license. Work performed during 2018 does not change the previous conclusions, as described above. No work was required or performed during 2019.

Qualified Person and Quality Assurance/Quality Control

John Thompson, B.E. (Mining); Vice President - Development at SCY is a qualified person as defined in NI 43-101 and has reviewed the technical information on this property. The drilling, sampling, packaging and transport of the drill samples was carried out to industry standards for QA/QC. SCY employed an independent local geology consulting and drill supervisory team, Rangott Mineral Exploration Pty. Ltd., (RME) of Orange, NSW, Australia, to manage the drill work on-site. Bulk samples of drill returns were collected at one metre intervals from a cyclone mounted on the drilling rig, and a separate three-tier riffle splitter was used on site to obtain 2.0-4.5kg composite samples collected over 3 metre intervals, for assay. Individual sample identifiers were cross-checked during the process. The assay samples were placed in sealed polyweave bags which remained in RME’s possession until the completion of the drilling program, at which time they were transported to RME’s office in Orange. There, the sequence of sample numbers was validated, and the assay samples were immediately submitted to Australian Laboratory Services’ (ALS’) laboratory in Orange. The remnant bulk samples, which were collected in sealed polythene bags, were transported by RME to a local storage unit at Miandetta, for long-term storage.

ALS/Orange dried and weighed the samples, and pulverized the entire sample to 85% passing 75 microns or better (technique PUL-21). These 50g sample bags of pulps were then sent to the ALS laboratory at Stafford in Brisbane, Queensland for analysis. ALS/Brisbane analyzed the pulps for scandium, nickel, cobalt, chromium, iron and magnesium, using Inductively Coupled Plasma Atomic Emission Spectroscopy (ICP-AES) after a four acid (total) digestion (technique ME-ICP61). The lower detection limit for scandium using this technique is 1ppm. For their internal quality control, ALS/Brisbane added 4 standard samples (for 20 repeat analyses), 10 blank samples and 16 duplicate samples to the batch. Please see news release see news release dated May 7, 2014 and available on www.sedar.com for further information on the Honeybugle drill results.
Kiviniemi Scandium Property (Eastern Finland Province, Finland)

On September 25, 2017 the Company announced that its wholly-owned subsidiary company, Scandium International Mining Corp., Norway AS, was granted a reservation on an Exploration License for the Kiviniemi Scandium property in central Finland from the Finnish regulatory body governing mineral exploration and mining in Finland. The exploration license was subsequently granted during August 2018, and our exploration rights have been moved to SCY Exploration Finland Oy, a wholly owned Finnish subsidiary.

The Geological Survey of Finland (“GTK”) conducted airborne survey work on the area in 1986, conducted exploration drilling on the property in 2008-2010, and published those program results on their public GTK website in 2016.

The Company does not consider the Kiviniemi Scandium property to be a material property at this time. No NI 43-101 resources or reserves are known to exist on the property. The property is classified as the Finland property for purposes of financial statement segment information.

Highlights

●
Kiviniemi property was previously identified for scandium and explored by GTK,
●
Property is a high iron content, medium grade scandium target, located on surface, with on-site upgrade potential,
●
Early resource upgrade work done for GTK promising, confirmed by SCY,
●
Property is all-weather accessible, close to infrastructure, and
●
Finland location is mining-friendly and ideally suited to EU customer markets.

Property/Location

The Kiviniemi property is located in the municipality of Rautalampi, Eastern Finland Province, approximately 350km northeast of Helsinki, by road. The closest major city/airport is Kuopio (pop. 110,000), approximately 70km to the northeast of the property. The exploration target is located on a small portion of a family farm, partially cleared for farming. Most of the property is wooded, including the area where the mineralization has been located,

Exploration License

During August 2018 an Exploration License for the Kiviniemi Scandium property was granted from the Finnish regulatory body governing mineral exploration and mining in Finland. The exploration area is approximately 24.6 hectares (0.25 square kilometer), identical to the historic GTK exploration license on the property, which expired in 2015. The mineralized area, as defined on GTK resource modeling maps, is approximately 25% of the total reservation. The exploration license requires us to report our exploration activities annually to Finland government agencies and to demonstrate in the annual reports that exploration work has been effective and systematic.

Prior Exploration Work

GTK performed magnetic surveys on the general area in 1986, focused on copper/nickel/cobalt targets, and based on current mining activity in the area. That initial field work located a significant magnetic anomaly on the Kiviniemi property. In 2008, GTK initiated an exploration drilling program on the property, completing 4 diamond core holes in that first program phase, followed by a further 5 diamond holes in 2010, totaling 1,250 meters, at an average (angled) length of 139 meters, and a maximum vertical extension of 167 meters. The drill spacing varied from 50-200 meters, using a diamond drill size of 46mm (T56).

Four of the nine total holes drilled (approx. 850 meters) are in the mineralized area, with the remainder defining portions of the mag zone that did not contain scandium. The mag zone is generally very high in iron, ranging from about 20% to 35% Fe. The GTK published the results of the drill program assays, and other information on the geology and mineralization, on their website in 2016.

Geology of Resource Target

The host rock is very iron-rich, garnet-bearing fayalite ferro(monzo) diorite. The main minerals in the deposit include: plagioclase, potassium feldspar, ferrohedenbergite (clinopyroxene), ferrohastingsite (amphibole), almandine garnet and fayalite. The principal scandium carrier minerals are ferrohastingsite (59%) and ferrohedenbergite (40%).

Resource Modeling

GTK completed and published a paper outlining property work including a 3D modeling and resource estimation on the project, in March 2016. The authors employed data from 6 holes, and used an industry standard GEOVIA Surpac software to produce a geological 3D domain model, and inverse distance was run to estimate resource grades into the block model. The authors declined to specifically characterize the resource on the basis of limited holes and uneven spacing, describing their estimate as an “exploration potential measurement”. The authors estimated that another 500-700 meters of drilling (5-7 holes) would establish 50 meter centers on the target and allow a resource classification. The mineralized target remains open at depth. The authors did provide a table of results on tonnage estimates from their modeling work, at various cut off values, excerpts of which are presented below.

The Company believes the standards and controls employed by GTK are reliable and consistent with proper industry practice. However, the potential quantity and grade is conceptual in nature and there has been insufficient exploration to define a mineral resource and it is uncertain whether further exploration will result in a mineral resource. The Company considers the above estimates as historical in nature, and such estimates do not use the categories prescribed by NI 43-101. A qualified person (as defined in NI 43-101) has not done sufficient work to classify the historical estimate as a current mineral resource. The Company is not treating the historical estimate as a current mineral resource.

Metallurgical Upgrade Work

In 2010, GTK engaged their metallurgical research laboratory (at Outokumpu) to conduct standard upgrade testing on the drill core sample material, specifically magnetic gravity separations. The mag separation work suggested a scandium upgrade to approximately 346ppm, based on a resource material head grade of 160-200ppm, and a 72% scandium recovery.

In June 2017, SCY engaged FLSmidth (Salt Lake City, Utah) seeking to duplicate the earlier 2010 upgrade work and confirm the earlier results. The earlier results were generally confirmed, in that the 2017 work achieved magnetic separation upgrade assays of 286ppm on a resource material head grade of 186ppm. We supplied FLSmidth with approximately 16kg of resource material sourced from GTK, all samples from a single hole (P433-R3). FLSmidth also carried out scandium check assays on the individual drill hole samples provided by GTK, with good grade correlation to GTK data.

Kiviniemi Summary

The Kiviniemi property represents a medium grade scandium resource target that has remained unrecognized and overlooked by earlier exploration work, largely due to the absence of the more commonly sought-after minerals in the region, specifically copper, nickel and cobalt. We believe that Kiviniemi is Europe’s largest underdeveloped primary scandium resource.

The target has benefited significantly from valuable early exploration work by the GTK, which has advanced the property to a stage where successful metallurgical investigations may prove value that offsets grade concerns. SCY estimates roughly US$2M of work value has been directed at this property to date, including field work, drilling programs, assay work, overheads, and metallurgical upgrade studies, but firm numbers are not available.

We plan a limited drill program to augment the existing GTK data, and provide more sample material for metallurgical test work programs to define economic site upgrade possibilities on the scandium mineralization observed to date.

ITEM 3. LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings and, to the best of our knowledge, none of our properties or assets are the subject of any pending legal proceedings.

ITEM 4. MINE SAFETY DISCLOSURES

The Company has no active mining operations or dormant mining assets at this time, and has no outstanding mine safety violations or other regulatory safety matters to report.

PART II

ITEM 5. MARKET FOR REGISTRANTS’ COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Price Range of Common Shares

The principal market on which our common shares are traded is the Toronto Stock Exchange. Our common shares commenced trading on the Toronto Stock Exchange on April 24, 2008 under the symbol “GP”. Effective March 11, 2009, the common shares were listed and posted for trading on the Toronto Stock Exchange under the symbol “EMC”. Effective November 28, 2014, the common shares were listed and posted for trading on the Toronto Stock Exchange under the symbol “SCY”. The following table shows the high and low trading prices of our common shares on the Toronto Stock Exchange for the periods indicated.

Year	High (C$)	Low (C$)
Fiscal Year ended December 31, 2019
First quarter	0.220	0.145
Second quarter	0.170	0.110
Third quarter	0.190	0.095
Fourth quarter	0.145	0.075
Fiscal Year ended December 31, 2018
First quarter	0.240	0.165
Second quarter	0.190	0.125
Third quarter	0.280	0.145
Fourth quarter	0.285	0.200

Exchange Rates

We maintain our books of account in United States dollars and references to dollar amounts herein are to the lawful currency of the United States except that we are traded on the Toronto Stock Exchange and, accordingly, stock price quotes and sales of stock are conducted in Canadian dollars (C$). The following table sets forth, for the periods indicated, certain exchange rates based on the noon rate provided by the Bank of Canada. Such rates are the number of Canadian dollars per one (1) U.S. dollar (US$). The high and low exchange rates for each month during the previous six months were as follows:

	High	Low
January 2020	1.3079	1.2970
December 2019	1.3302	1.2988
November 2019	1.3307	1.3148
October 2019	1.3330	1.3056
September 2019	1.3343	1.3153
August 2019	1.3325	1.3217

The following table sets out the exchange rate (price of one U.S. dollar in Canadian dollars) information as at each of the years ended December 31, 2018 and 2019.

	Year Ended December 31 (Canadian $ per U.S. $)
	2018	2019
Rate at end of Period	1.3610	1.2988
Low	1.2288	1.2988
High	1.3642	1.3600

As of February 25, 2019, there were 104 registered holders of record of the Company’s common shares and an undetermined number of beneficial holders.

Dividends

We have not paid any cash dividends on our common shares since our inception and do not anticipate paying any cash dividends in the foreseeable future.  We plan to retain our earnings, if any, to provide funds for the expansion of our business.

Securities Authorized for Issuance under Compensation Plans

The following table sets forth information as at December 31, 2019 respecting the compensation plans under which shares of the Company’s common stock are authorized to be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	34,610,000	$C0.188	12,262,389
Equity compensation plans not approved by security holders	Nil	Nil	Nil
Total	34,610,000	$C0.188	12,262,389

Purchases of Equity Securities by the Company and Affiliated Purchasers

Neither the Company nor an affiliated purchaser of the Company purchased common shares of the Company in the year ended December 31, 2019.

ITEM 6. SELECTED FINANCIAL DATA

Not applicable.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Overview

The Company is a specialty metals and alloys company focusing on scandium and other specialty metals.

The Company was incorporated under the laws of the Province of British Columbia, Canada in 2006. The Company currently trades on the Toronto Stock Exchange under the symbol “SCY”.

The Company’s focus is on the exploration, evaluation and future development of its specialty metals assets, specifically the Nyngan Scandium Project and Honeybugle Scandium property located in New South Wales, Australia and the Kiviniemi scandium prospect in Finland, all of which are 100% owned by SCY. The Company is an exploration stage company and anticipates incurring significant additional expenditures prior to production at any and all of its properties.

These consolidated financial statements have been prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities at their carrying values in the normal course of business for the foreseeable future. These financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

The Company currently earns no operating revenues and will require additional capital to advance both the Nyngan Scandium Project and the Honeybugle property. The Company’s ability to continue as a going concern is uncertain and is dependent upon the generation of profits from mineral properties, obtaining additional financing and maintaining continued support from its shareholders and creditors. These are material uncertainties that raise substantial doubt about the Company’s ability to continue as a going concern. If additional financial support is not received or operating profits are not generated, the carrying values of the Company’s assets may be adversely affected.

RESULTS FOR THE YEAR ENDED DECEMBER 31, 2019

Liquidity and Capital Resources

At December 31, 2019, we had working capital of $(376,893) including cash of $115,568 and current liabilities of $538,224 as compared to working capital of $177,122 including cash of $284,757 at December 31, 2018.

At December 31, 2019, we had a total of 34,610,000 (2018 – 29,065,000) stock options exercisable between C$0.10 and C$0.60 (2018 – between C$0.10 and C$0.60) which have the potential upon exercise to generate a total of C$6,513,250 (2018 – C$5,635,350) in cash over the next four and a half years. There is no assurance that these securities will be exercised.

Our continued development is contingent upon our ability to raise sufficient financing both in the short and long term. There are no guarantees that additional sources of funding will be available to us; however, management is committed to pursuing all possible sources of financing to execute our business plan.

Our major capital requirement in the next 12 months relates to the start of construction on the Nyngan Scandium Project.

The Company will need additional funding to develop the Nyngan project into a mine in 2020 and will seek to raise additional equity financing at that time.

Results of Operations

Quarter ended December 31, 2019

The net loss for the quarter decreased by $231,509 to $311,807 from a loss of $543,316 in the prior year mainly as a result of lower general and administrative expenses, exploration costs, foreign exchange losses and stock-based compensation. Details of the individual items contributing to the decreased loss are as follows:

Q4 2019 vs. Q4 2018 - Variance Analysis (US$)
Item	Variance Favourable / (Unfavourable)	Explanation
General and administrative	$113,395	The Q4 2019 expense is lower than in Q4 2018 due to lower property tax expense, patent fees and marketing costs.
Exploration	$55,415	The Company is not actively doing exploration work on its projects as it seeks to create markets for its production. In Q4 2018 funds were still being expended on exploration efforts.
Foreign exchange loss	$25,446
Exchange rates for the two major foreign currencies used stabilized in Q4 2019 resulting in a minimal expense in the current year. In Q4 2018 exchange rates were more volatile resulting in a larger exchange loss in that year.

Stock based compensation	$20,555
Timing of stock option expense recognition is affected by vesting provisions. In Q1 of 2018, the Company issued stock options which vested over a 2-year period and resulted in expenses during 2018 Q4 of $24,208. Options issued in Q2 of 2019 all vested immediately resulting in minimal costs during Q4 of 2019.

Professional fees	$8,199	Lower company activity in Q4 2019 required less use of legal advice resulting in lower professional fee costs when compared to Q4 2018.
Consulting	$5,127	The lower consulting fee in Q4 2019 is a result of no longer using a marketing consultant for the latter half of 2019.
Travel	$3,921	Year over year the costs are almost the same. Fewer overseas trips by our consultants lowered this expense in Q4 2019.
Salaries and benefits	$62	Costs are virtually the same when Q4 2019 is compared to Q4 2018.
Amortization	$(1)	Costs are the same for the comparative quarters.
Insurance	$(610)	Higher insurance premiums for the Company when compared to one year ago results in this minor negative variance.

Results of Operations for the Year ended December 31, 2019

The net loss for the year decreased by $1,013,175 to $1,947,933 from $2,961,108 in the prior year, mainly because of lower stock-based compensation and exploration costs. Details of the individual items contributing to the decreased net loss are as follows:

2019 vs. 2018 - Variance Analysis (US$)
Item	Variance Favourable / (Unfavourable)	Explanation
Stock-based compensation	$647,531
In 2019 the Company granted 9,860,000 stock options compared to 6,500,000 stock options issued in 2018. However, more immediate vesting provisions resulted in a higher expense in 2018. Also, the Company’s shares were trading at a lower price at the time of the 2019 stock option grant, resulting in a lower compensation expense.

Exploration	$211,812	The Company is not actively carrying-on exploration work on its projects as it seeks to create markets for its production. In 2018 funds were still being expended on exploration efforts.
Salaries and benefits	$86,100	The amount expensed in 2019 is lower due to the resignation of a senior company officer in June of 2018. The position was not replaced.
Foreign exchange gain	$64,067
Exchange rates for the two major currencies used stabilized in 2019 resulting in a minimal expense in the current year. In 2018 exchange rates were more volatile resulting in a larger exchange loss in that year.

General and administrative	$40,594	With the lower activity in 2019, general and administrative costs have been reduced.
Professional fees	$32,569	2018 costs include legal fees pertaining to closing of the Exchange Agreement with SIL and conversion of SIL’s 20% interest in EMC-A to shares of SCY. No similar legal fees were incurred in 2019.
Travel and entertainment	$4,977	Year over year the costs are almost the same. Fewer overseas trips by our consultants lowered this expense in 2019.
Amortization	$(1,257)	In the second half of 2018, the Company replaced its computer servers in the Sparks, Nevada office. The higher amortization expense in 2019 is due to this expenditure.
Insurance	$(1,407)	Higher insurance premiums for the Company when compared to one year ago results in this minor negative variance.
Consulting	$(71,811)
The Company hired new consultants for marketing scandium in America in the latter half of 2018 and in 2019. The first six months of 2018 do not include these costs hence the lower charges in the same period one year ago.

Cash flow discussion for the year ended December 31, 2019 compared to December 31, 2018

The cash outflow from operating activities decreased by $664,294 to $1,129,668 (2018 – $1,793,962) due to lower stock-based compensation, exploration, salary, and foreign exchange exposure which were partially offset by higher consulting costs.

Cash flows used in investing activities decreased by $19,821 to $Nil (2018 – $19,821) due to the 2018 replacement of computer servers at the Sparks office and the purchase of a reclamation bond on the Kiviniemi property not occurring in 2019.

Cash inflows from financing activities of $960,479 reflect lower private placements of $875,816 partially offset by higher income from exercises of stock options of $81,189, resulting in a decrease of $794,627 when compared to the year ending December 31, 2018 of $1,755,106.

Summary of quarterly results (US$)

	2019				2018
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Net Sales	-	-	-	-	-	-	-	-
Net Income (Loss)	(311,807)	(443,426)	(859,934)	(332,766)	(543,316)	(461,781)	(626,398)	(1,329,613)
Basic and diluted Net Income (Loss) per share	(0.00)	(0.00)	(0.00)	(0.01)	(0.00)	(0.00)	(0.00)	(0.01)

Financial Position

Cash

The decrease in cash of $169,189 to $115,568 (2018 - $284,757) results from lower common share issuances.

Prepaid expenses and receivables

Prepaid expenses and receivables have increased by $6,812 to $45,763 (2018 - $38,951) due to prepayment of filing costs, software licenses and marketing expenses.

Reclamation bond

A reclamation bond of $11,444 was purchased for the Kiviniemi property in 2018.

Property, plant and equipment

Property plant and equipment consists of office furniture and computer equipment at the Sparks, Nevada office. The decrease of $2,307 to $6,967 at December 31, 2019 (2018 - $9,274) is due to depreciation of computer servers at the Sparks office.

Mineral interests

Mineral interests remained at $704,053 at December 31, 2019 (2018 - $704,053).

Accounts Payable, Accounts payable with related parties and Accrued Liabilities

Accounts payable, accounts payable with related parties and accrued liabilities have increased by $389,838 to $536,424 at December 31, 2019 (2018 – $146,586) due to the deferral of consulting and salary fees.

Capital Stock

Capital stock increased by $1,131,350 to $109,375,661 (2018 - $108,244,311) due to private placements of $799,484 and stock option exercises of $160,995.

Additional paid-in capital decreased by $260,262 to $5,936,074 (2018 - $5,675,812) as a result of stock option expensing which was partially offset by stock option exercises.

Treasury shares remained at $1,264,194 through the 2019 fiscal period.

Off-balance sheet arrangements

At December 31, 2019, we had no material off-balance sheet arrangements such as guarantee contracts, contingent interest in assets transferred to an entity, derivative instruments obligations or any obligations that trigger financing, liquidity, market or credit risk to us.

Transactions with related parties

During the year ended December 31, 2019, the Company expensed $314,104 for stock-based compensation for stock options issued to Company directors. During the year ended December 31, 2018, the Company expensed $695,405 for stock options issued to Company directors.

During each of the years ended December 31, 2019 and December 31, 2018, the Company paid a consulting fee of $102,000 to one of its directors.

As at December 31, 2019, the Company owed $269,165 (2018 - $Nil) to officers of the Company.

Additional Information and Accounting Pronouncements

Outstanding share data

At February 25, 2020 we had 312,482,595 issued and outstanding common shares and 29,950,000 outstanding stock options at a weighted average exercise price of C$0.194. No warrants are outstanding at February 25, 2020.

Critical Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting policies requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on past experience, industry trends and known commitments and events. By their nature, these estimates are subject to measurement uncertainty and the effects on the financial statements of changes in such estimates in future periods could be significant. Actual results will likely differ from those estimates.

Stock-based compensation

We use the Black-Scholes option pricing model to calculate the fair value of stock options and compensatory warrants granted. This model is subject to various assumptions. The assumptions we make will likely change from time to time. At the time the fair value is determined, the methodology that we use is based on historical information, as well as anticipated future events. The assumptions with the greatest impact on fair value are those for estimated stock volatility and for the expected life of the instrument.

Deferred income taxes

We account for tax consequences of the differences in the carrying amounts of assets and liabilities and our tax bases using tax rates expected to apply when these temporary differences are expected to be settled. When the deferred realization of income tax assets does not meet the test of being more likely than not to occur, a valuation allowance in the amount of the potential future benefit is taken and no future income tax asset is recognized. We have taken a valuation allowance against all such potential tax assets.

Mineral properties and exploration and development costs

We capitalise the costs of acquiring mineral rights at the date of acquisition. After acquisition, various factors can affect the recoverability of the capitalized costs. Our recoverability evaluation of our mineral properties and equipment is based on market conditions for minerals, underlying mineral resources associated with the assets and future costs that may be required for ultimate realization through mining operations or by sale. We are in an industry that is exposed to a number of risks and uncertainties, including exploration risk, development risk, commodity price risk, operating risk, ownership and political risk, funding and currency risk, as well as environmental risk. Bearing these risks in mind, we have assumed recent world commodity prices will be achievable. We have considered the mineral resource reports by independent engineers on the Nyngan project in considering the recoverability of the carrying costs of the mineral properties. All of these assumptions are potentially subject to change, out of our control, however such changes are not determinable. Accordingly, there is always the potential for a material adjustment to the value assigned to mineral properties and equipment.

Recent Accounting Pronouncements

Accounting Standards Update 2019-12 – Income Taxes (Topic 740) The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards. This standard is effective for interim and annual reporting periods beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact this guidance will have on its financial statements.

Accounting Standards Update 2019-01 – Leases (Topic 842) Codification Improvements - Issue 3 Transition Disclosures Related to Topic 250, Accounting Changes and Error Corrections. The amendments in this Update clarify the Board’s original intent by explicitly providing an exception to the paragraph 250-10-50-3 interim disclosure requirements in the Topic 842 transition disclosure requirements. The effective date is for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company has evaluated that this guidance will have little or no impact on its financial statements.

Accounting Standards Update 2018-13 – Fair Value Measurement (Topic 840) Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this update apply to all entities that are required, under existing GAAP, to make disclosures about recurring or nonrecurring fair value measurements. This standard is effective for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted. The Company has adopted this policy which will have no material effect to the consolidated financial statements.

Accounting Standards Update 2018-11 - Leases (Topic 842) Targeted Update. This accounting pronouncement is an update to Accounting Standard 2016-02 (see below). This standard allows for an additional (and optional) transition method. This standard is effective for interim and annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company has adopted the election to recognize short-term leases through profit or loss, with no material effect to the consolidated financial statements.

Accounting Standards Update 2016-02 - Leases (Topic 842). This accounting pronouncement allows lessees to make an accounting policy election to not recognize a lease asset and liability for leases with a term of 12 months or less and that do not have a purchase option that is expected to be exercised. This standard is effective for interim and annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company has adopted this policy which had no material effect to the consolidated financial statements.

Financial instruments and other risks

Our financial instruments consist of cash, receivables, accounts payable and accrued liabilities, accounts payable with related parties, and promissory notes payable. It is management's opinion that we are not exposed to significant interest, currency or credit risks arising from our financial instruments. The fair values of these financial instruments approximate their carrying values unless otherwise noted. The Company has its cash primarily in two commercial banks, one in Vancouver, British Columbia, Canada and in one in Chicago, Illinois.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Consolidated Financial Statements of the Company and the notes thereto are attached to this report following the signature page and Certifications.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

For the fiscal years ended December 31, 2019 and 2018 we did not have any disagreement with our accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 9A. CONTROLS AND PROCEDURES

Disclosure controls and procedures

The Company’s management, including our principal executive officer and our principal financial officer, evaluated the effectiveness of disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of the end of the period covered by this report. Based on that evaluation, the principal executive officer and principal financial officer concluded that as of the end of the period covered by this report, the Company has maintained effective disclosure controls and procedures in all material respects, including those necessary to ensure that information required to be disclosed in reports filed or submitted with the SEC (i) is recorded, processed, and reported within the time periods specified by the SEC, and (ii) is accumulated and communicated to management, including the principal executive officer and principal financial officer, as appropriate to allow for timely decision regarding required disclosure.

Management’s report on internal control over financial reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f) of the Exchange Act). Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2019, using criteria established in Internal Control-Integrated Framework issued in 1992 by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Even an effective internal control system, no matter how well designed, has inherent limitations, including the possibility of human error and circumvention or overriding of controls and therefore can provide only reasonable assurance with respect to reliable financial reporting. Furthermore, the effectiveness of an internal control system in future periods can change with conditions.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The Company’s management has determined that the internal controls over financial reporting are effective as of December 31, 2019.

Changes in Internal Control.

There have been no changes in internal control over financial reporting that occurred during the last fiscal quarter that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None.

PART III

Information with respect to Items 10 through 14 is set forth in the definitive Proxy Statement to be filed with the Securities and Exchange Commission on or before April 30, 2020 and is incorporated herein by reference. If the definitive Proxy Statement cannot be filed on or before April 30, 2020, the Company will instead file an amendment to this Form 10-K disclosing the information with respect to Items 10 through 14.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENTS SCHEDULES

Financial Statements

The following Consolidated Financial Statements are filed as part of this report.

Description	Page
Financial statements for the years ended December 31, 2019 and 2018 and audit reports thereon.	F-1

Exhibits

The following table sets out the exhibits filed herewith or incorporated herein by reference.

Exhibit	Description
3.1
Certificate of Incorporation, Certificate of Name Change dated March 2009, Notice of Articles dated March 2009(1)
Certificate of Name Change dated November 19, 2014 and Notice of Articles dated November 19, 2014(2)

3.2	Corporate Articles(1) Amendment to Corporate Articles dated November 10, 2014(2)

10.1(3)	2015 Stock Option Plan
10.2(1)	Management Contract with George Putnam dated May 1, 2010
10.3(4)	Management Contract with Edward Dickinson dated August 13, 2011

10.4(5)	Share Exchange Agreement dated June 30, 2017
21.1(7)	List of Subsidiaries
23.1(7)	Consent of Davidson & Company LLP
23.2(7)	Consent of Stuart Hutchin
23.3(7)	Consent of Dean Basile
23.4(7)	Consent of Geoffrey Duckworth
31.1(7)	Certification Pursuant to Rule 13a-14(a) or 15d-14(a) of the U.S. Securities Exchange Act of 1934 of the Principal Executive Officer
31.2(7)	Certification Pursuant to Rule 13a-14(a) or 15d-14(a) of the U.S. Securities Exchange Act of 1934 of the Principal Financial Officer
32.1(7)	Section 1350 Certification of the Principal Executive Officer and Principal Financial Officer of the Principal Executive Officer
32.2(7)	Section 1350 Certification of the Principal Executive Officer and Principal Financial Officer of the Principal Financial Officer

(1) Previously filed as exhibits to the Form 10 filed May 24, 2011 and incorporated herein by reference.
(2) Previously filed as exhibits to the Form 10-K filed February 27, 2015 and incorporated herein by reference.
(3) Previously filed as Schedule “A” to the Form DEF 14A filed October 5, 2015 and incorporated herein by reference.
(4) Previously filed as an exhibit to the Form 10-K/A filed May 1, 2014 and incorporated herein by reference.
(5) Previously filed as an exhibit to the Form 8-K filed July 26, 2017 and incorporated herein by reference.
(7) Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCANDIUM INTERNATIONAL MINING CORP.

Date: February 28, 2020	By:	/s/ George Putnam
George Putnam
President and Principal Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Putnam	President, Principal Executive Officer, and Director	February 28, 2020
George Putnam

/s/ William Harris	Chairman and Director	February 28, 2020
William Harris

/s/ James Rothwell	Director	February 28, 2020
James Rothwell

/s/ Willem Duyvesteyn	Director	February 28, 2020
Willem Duyvesteyn

/s/ Warren Davis	Director	February 28, 2020
Warren Davis

/s/ Barry Davies	Director	February 28, 2020
Barry Davies

/s/ Peter Evensen	Director	February 28, 2020
Peter Evensen

/s/ R.Christian Evensen	Director	February 28, 2020
R. Christian Evensen

/s/ Edward Dickinson	Principal Accounting Officer and Principal Financial Officer	February 28, 2020
Edward Dickinson

CONSOLIDATED FINANCIAL STATEMENTS

 YEAR ENDED DECEMBER 31, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of
Scandium International Mining Corp.

Opinion on the consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Scandium International Mining Corp. (the “Company”), as of December 31, 2019 and 2018, and the related consolidated statements of loss and comprehensive loss, cash flows, and changes in equity for the years ended December 31, 2019 and 2018, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Scandium International Mining Corp. as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2008.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants
February 28, 2020

Scandium International Mining Corp.
CONSOLIDATED BALANCE SHEETS
(Expressed in US Dollars)

As at:	December 31, 2019	December 31, 2018

ASSETS

Current
Cash	$115,568	$284,757
Prepaid expenses and receivables	45,763	38,951

Total Current Assets	161,331	323,708

Reclamation bond (Note 4)	11,444	11,444
Equipment (Note 3)	6,967	9,274
Mineral property interests (Note 4)	704,053	704,053

Total Assets	$883,795	$1,048,479

LIABILITIES AND EQUITY

Current
Accounts payable and accrued liabilities	$269,059	$146,586
Accounts payable with related parties (Note 5)	269,165	-

Total Liabilities	538,224	146,586

Stockholders’ Equity
Capital stock (Note 6) (Authorized: Unlimited number of common shares; Issued and outstanding: 312,482,595 (2018 – 304,781,294))	109,375,661	108,244,311
Treasury stock (Note 7) (1,033,333 common shares) (2018 – 1,033,333)	(1,264,194)	(1,264,194)
Additional paid in capital (Note 6)	5,936,074	5,675,812
Accumulated other comprehensive loss	(853,400)	(853,400)
Deficit	(112,848,570)	(110,900,636)

Total Stockholders’ Equity	345,571	901,893

Total Liabilities and Equity	$883,795	$1,048,479

Nature and continuance of operations (Note 1)
Subsequent event (Note 11)
The accompanying notes are an integral part of these consolidated financial statements.

Scandium International Mining Corp.
CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(Expressed in US Dollars)

Years ended:	December 31, 2019	December 31, 2018

EXPENSES
Amortization (Note 3)	$2,307	$1,050
Consulting (Note 5)	388,730	316,919
Exploration	119,503	331,315
General and administrative	381,341	421,934
Insurance	31,457	30,050
Professional fees	63,818	96,387
Salaries and benefits	458,050	544,150
Stock-based compensation (Notes 5 & 6)	431,133	1,078,664
Travel and entertainment	71,868	76,845

	(1,948,207)	(2,897,314)

Foreign exchange gain (loss)	273	(63,794)

Loss and comprehensive loss for the year	$(1,947,934)	$(2,961,108)

Basic and diluted loss per common share	$(0.01)	$(0.01)

Basic and diluted weighted average number of common shares outstanding	310,561,693	301,187,498

The accompanying notes are an integral part of these consolidated financial statements.

Scandium International Mining Corp.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in US Dollars)
Years ended:	December 31, 2019	December 31, 2018

CASH FLOWS USED IN OPERATING ACTIVITIES
Loss for the year	$(1,947,934)	$(2,961,108)
Items not affecting cash:
Amortization	2,307	1,050
Stock-based compensation	431,133	1,078,664
Changes in non-cash working capital items:
(Increase) decrease in prepaids and receivables	(6,812)	7,035
Increase in accounts payable, accrued liabilities and accounts payable with related parties	391,638	80,397
	(1,129,668)	(1,793,962)
CASH FLOWS USED IN INVESTING ACTIVITIES
Reclamation bond	-	(11,444)
Equipment purchase	-	(8,377)
	-	(19,821)

CASH FLOWS FROM FINANCING ACTIVITIES
Common shares issued	799,484	1,675,300
Options exercised for common shares	160,995	79,806
	960,479	1,755,106

Change in cash during the year	(169,189)	(58,677)
Cash, beginning of year	284,757	343,434

Cash, end of year	$115,568	$284,757

Supplemental disclosure with respect to cash flows (Note 10)

The accompanying notes are an integral part of these consolidated financial statements.

Scandium International Mining Corp.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Expressed in US Dollars)

	Number of Shares	Capital Stock	Additional Paid in Capital	Treasury Stock	Accumulated Other Comprehensive Loss	Deficit	Total Stockholders’ Equity

Balance, December 31, 2017	291,970,239	$106,468,869	$4,617,484	$(1,264,194)	$(853,400)	$(107,939,528)	$1,029,231
Private placement	11,801,055	1,675,300	-	-	-	-	1,675,300
Options exercised	1,010,000	100,142	(20,336)	-	-	-	79,806
Stock-based compensation	-	-	1,078,664	-	-	-	1,078,664
Loss for the year	-	-	-	-	-	(2,961,108)	(2,961,108)
Balance, December 31, 2018	304,781,294	108,244,311	5,675,812	(1,264,194)	(853,400)	(110,900,636)	901,893
Private placement	5,926,301	799,484	-	-	-	-	799,484
Options exercised	1,775,000	331,866	(170,871)	-	-	-	160,995
Stock-based compensation	-	-	431,133	-	-	-	431,133
Loss for the year	-	-	-	-	-	(1,947,934)	(1,947,934)
Balance, December 31, 2019	312,482,595	$109,375,661	$5,936,074	$(1,264,194)	$(853,400)	$(112,848,570)	$345,571

The accompanying notes are an integral part of these consolidated financial statements.

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019
(Expressed in US Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Scandium International Mining Corp. (the “Company”) is a specialty metals and alloys company focusing on scandium and other specialty metals.

The Company was incorporated under the laws of the Province of British Columbia, Canada in 2006. The Company currently trades on the Toronto Stock Exchange under the symbol “SCY”.

The Company’s focus is on the exploration and evaluation of its specialty metals assets, specifically the Nyngan scandium deposit located in New South Wales, Australia. The Company is an exploration stage company and anticipates incurring significant additional expenditures prior to production at any and all of its properties.

These consolidated financial statements have been prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities at their carrying values in the normal course of business for the foreseeable future. These financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

The Company currently earns no operating revenues and will require additional capital in order to advance the Nyngan property. The Company’s ability to continue as a going concern is uncertain and is dependent upon the generation of profits from mineral properties, obtaining additional financing and maintaining continued support from its shareholders and creditors. These are material uncertainties that raise substantial doubt about the Company’s ability to continue as a going concern. In the event that additional financial support is not received, or operating profits are not generated, the carrying values of the Company’s assets may be adversely affected.

2.	SIGNIFICANT ACCOUNTING POLICIES

a)
Basis of presentation

These consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America (“US GAAP”).

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, EMC Metals USA Inc., Scandium International Mining Corp. Norway AS, SCY Exploration Finland Oy and EMC Metals Australia Pty Ltd.(“EMC-A”).” All significant intercompany accounts and transactions have been eliminated on consolidation.

b)
Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuations, asset impairment, stock-based compensation and loss contingencies. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

The Company considers itself to be an exploration stage company and will consider the transition to development stage after it receives funding to begin mine construction, and board approval.

c)
Equipment

Equipment is recorded at cost less accumulated amortization, calculated as follows:

Computer equipment	30% straight line

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019
(Expressed in US Dollars)

2.
SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

d)
Mineral interests and exploration and development costs

The costs of acquiring mineral rights are capitalized at the date of acquisition. After acquisition, various factors can affect the recoverability of the capitalized costs. If, after review, management concludes that the carrying amount of a mineral interest is impaired, it will be written down to estimated fair value. Exploration costs incurred on mineral interests are expensed as incurred. Development costs incurred on proven and probable reserves will be capitalized. Upon commencement of production, capitalized costs will be amortized using the unit-of-production method over the estimated life of the ore body based on proven and probable reserves.

e)
Asset retirement obligations

The Company records the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the long-lived assets. The Company also records a corresponding asset which is amortized over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted at the end of each period to reflect the passage of time (accretion expense) and changes in the estimated future cash flows underlying the obligation (asset retirement cost).

f)
Long-lived assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows or fair value in use related to the long-lived assets. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

g)
Income taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the asset and liability method the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some part or all of the deferred tax asset will not be recognized.

h)
Loss per share

Basic loss per common share is computed using the weighted average number of common shares outstanding during the year. To calculate diluted loss per share, the Company uses the treasury stock method and the if converted method. As at December 31, 2019 and 2018 there were no warrants outstanding and 34,610,000 options (2018 – 29,065,000) outstanding which have not been included in the weighted average number of common shares outstanding as these were anti-dilutive.

i)
Foreign exchange

The Company's and subsidiaries’ functional currency is the US Dollar (“USD”). Any monetary assets and liabilities that are in a currency other than the USD are translated at the rate prevailing at year end. Revenue and expenses in a foreign currency are translated at rates that approximate those in effect at the time of translation. Gains and losses from translation of foreign currency transactions into USD are included in current results of operations. Fixed assets and mineral properties have been translated at historical rates, the rate on the date of the transaction.

j)
Stock-based compensation

The Company accounts for stock-based compensation under the provisions of Accounting Standard Codification (“ASC”) 718, “Compensation-Stock Compensation.” Under the fair value recognition provisions, stock-based compensation expense is measured at the grant date for all stock-based awards to employees, directors and non-employees and is recognized as an expense over the requisite service period, which is generally the vesting period. The Black-Scholes option valuation model is used to calculate fair value.

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019
(Expressed in US Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

k)
Financial instruments

The Company’s financial instruments consist of cash, receivables, accounts payable and accrued liabilities, and accounts payable with related parties. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments. The fair values of these financial instruments approximate their carrying values unless otherwise noted. The Company has its cash primarily in three commercial banks, one in Chicago, Illinois, United States of America, one in Vancouver, British Columbia, Canada and one in Melbourne, Victoria, Australia.

l)
Concentration of credit risk

The financial instrument which potentially subjects the Company to concentration of credit risk is cash. The Company maintains cash in bank accounts that, at times, may exceed federally insured limits. As at December 31, 2019, the Company has not exceeded the federally insured limit. The Company has not experienced any losses in such amounts and believes it is not exposed to any significant risks on its cash in bank accounts.

m)
Fair value of financial assets and liabilities

The Company measures the fair value of financial assets and liabilities based on US GAAP guidance which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.
The Company classifies financial assets and liabilities as held-for-trading, available-for-sale, held-to-maturity, loans and receivables or other financial liabilities depending on their nature. Financial assets and financial liabilities are recognized at fair value on their initial recognition, except for those arising from certain related party transactions which are accounted for at the transferor’s carrying amount or exchange amount.

Financial assets and liabilities classified as held-for-trading are measured at fair value, with gains and losses recognized in net income. Financial assets classified as held-to-maturity, loans and receivables, and financial liabilities other than those classified as held-for-trading are measured at amortized cost, using the effective interest method of amortization. Financial assets classified as available-for-sale are measured at fair value, with unrealized gains and losses being recognized as other comprehensive income until realized, or if an unrealized loss is considered other than temporary, the unrealized loss is recorded in income.

Financial instruments, including receivables, accounts payable and accrued liabilities, and accounts payable with related parties are carried at amortized cost, which management believes approximates fair value due to the short-term nature of these instruments.

The following table presents information about the assets that are measured at fair value on a recurring basis as at December 31, 2019 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset:

	December 31, 2019	Quoted Pricesin Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	SignificantUnobservable Inputs (Level 3)
Assets:
Cash	$115,568	$115,568	$—	$—

Total	$115,568	$115,568	$—	$—

The fair values of cash are determined through market, observable and corroborated sources.

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019
(Expressed in US Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

n)
  Recently Adopted and Recently Issued Accounting Standards

Accounting Standards Update 2019-12 – Income Taxes (Topic 740) The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards. This standard is effective for interim and annual reporting periods beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact this guidance will have on its financial statements.

Accounting Standards Update 2019-01 – Leases (Topic 842) Codification Improvements - Issue 3 Transition Disclosures Related to Topic 250, Accounting Changes and Error Corrections. The amendments in this Update clarify the Board’s original intent by explicitly providing an exception to the paragraph 250-10-50-3 interim disclosure requirements in the Topic 842 transition disclosure requirements. The effective date is for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company has evaluated that this guidance will have little or no impact on its financial statements.

Accounting Standards Update 2018-13 – Fair Value Measurement (Topic 840) Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this update apply to all entities that are required, under existing GAAP, to make disclosures about recurring or nonrecurring fair value measurements. This standard is effective for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted. The Company has adopted this policy which has no material effect to the consolidated financial statements.

Accounting Standards Update 2018-11 - Leases (Topic 842) Targeted Update. This accounting pronouncement is an update to Accounting Standard 2016-02 (see below). This standard allows for an additional (and optional) transition method. This standard is effective for interim and annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company has adopted the election to recognize short-term leases through profit or loss, with no material effect to the consolidated financial statements.

Accounting Standards Update 2016-02 - Leases (Topic 842). This accounting pronouncement allows lessees to make an accounting policy election to not recognize a lease asset and liability for leases with a term of 12 months or less and that do not have a purchase option that is expected to be exercised. This standard is effective for interim and annual reporting periods beginning after December 15, 2018, with early adoption permitted. The Company has adopted this policy which had no material effect to the consolidated financial statements.

3.	EQUIPMENT

2019

	December 31, 2018 Net Book Value	Additions (disposals)	Amortization	December 31, 2019 Net Book Value
Computer equipment	$9,274	$-	$(2,307)	$6,967

2018

	December 31, 2017 Net Book Value	Additions (disposals)	Amortization	December 31, 2018 Net Book Value
Computer equipment	$1,947	$8,377	$(1,050)	$9,274

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019
(Expressed in US Dollars)

4.	MINERAL PROPERTY INTERESTS

Scandium and other

Acquisition costs

Balance, December 31, 2019, 2018, and 2017	$704,053

Title to mineral property interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral property interests. The Company has investigated title to all of its mineral property interests and, to the best of its knowledge, title to all of its properties is in good standing.

SCANDIUM PROPERTIES

Nyngan, New South Wales Property

The Company holds a 100% interest in the Nyngan property in New South Wales, Australia (NSW).  A definitive feasibility study was completed on the property in fiscal 2016.

In April 2019, the Company received notice from the New South Wales Department of Planning and Environment (the “Department”) that, due to a procedural issue within the Department, the Company’s Mine Lease Grant (“ML 1763”) pertaining to the Nyngan Scandium Project, previously issued by the Department, is invalid. In May 2019, the Company filed a new mine lease application with the Department, related to the Nyngan Scandium Project. On July 24, 2019, the Company announced that a new mine lease (“ML 1792”) had been granted.

Royalties attached to the Nyngan property include a 0.7% royalty on gross mineral sales on the property, a 1.5% Net Profits Interest royalty to private parties involved with the early exploration on the property, and a 1.7% Net Smelter Returns royalty payable for 12 years after production commences. Another revenue royalty is payable to private interests of 0.2%, subject to a $370,000 cap. A NSW minerals royalty will also be levied on the project, subject to negotiation, currently 4% on revenue.

Honeybugle property, Australia

The Company holds a 100% interest in its Honeybugle property.

Kiviniemi Scandium Property Finland

In August 2018, the Company was granted an Exploration License for the Kiviniemi Scandium Property in central Finland from the Finnish regulatory body governing mineral exploration and mining in Finland. As of December 31, 2019, no funds have been capitalized for this property. During fiscal 2018, a reclamation bond of $11,444 (€10,000) was placed.

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019
(Expressed in US Dollars)

5.
RELATED PARTY TRANSACTIONS

During the year ended December 31, 2019, the Company expensed $314,104 for stock-based compensation for stock options issued to Company directors. During the year ended December 31, 2018, the Company expensed $695,405 for stock options issued to Company directors.During each of the years ended December 31, 2019 and December 31, 2018 the Company paid a consulting fee of $102,000 to one of its directors.As at December 31, 2019, the Company owed $269,165 (2018 - $Nil) to officers of the Company.

6.
CAPITAL STOCK AND ADDITIONAL PAID IN CAPITAL

On March 21, 2019, the Company issued 5,926,301 common shares at a value of C$0.18 per common share for total proceeds of C$1,066,734 ($799,484).

On May 4, 2018, the Company issued 6,071,888 common shares at a value of C$0.18 per common share for total proceeds of C$1,092,940 ($864,402).

On March 21, 2018, the Company issued 5,729,167 common shares at a value of C$0.18 per common share for total proceeds of C$1,031,250 ($810,898).

Stock Options

The Company established a stock option plan (the “Plan”) under which it is authorized to grant options to executive officers and directors, employees and consultants and the number of options granted under the Plan shall not exceed 15% of the shares outstanding.  Under the Plan, the exercise period of the options may not exceed ten years from the date of grant and vesting is determined by the Board of Directors.

Stock option transactions are summarized as follows:

	Stock Options
	Number	Weighted average exercise price in Canadian $

Outstanding, December 31, 2017	23,585,000	$0.18
Granted	6,850,000	0.22
Exercised	(1,010,000)	0.10
Expired	(360,000)	0.27

Outstanding, December 31, 2018	29,065,000	0.19
Granted	9,860,000	0.15
Exercised	(1,775,000)	0.12
Expired	(2,540,000)	0.16

Outstanding, December 31, 2019	34,610,000	$0.188

Number currently exercisable	29,650,000	$0.194

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019
(Expressed in US Dollars)

6.
CAPITAL STOCK AND ADDITIONAL PAID IN CAPITAL (cont’d…)

As at December 31, 2019, incentive stock options were outstanding as follows:

	Number of Options (outstanding)	Number of Options (exercisable)	Exercise Price in Canadian $	Expiry Date

Options
	3,450,000	3,450,000	0.140	April 17, 2020
	250,000	250,000	0.600	May 11, 2020
	100,000	100,000	0.225	July 11, 2020
	25,000	25,000	0.150	July 11, 2020
	400,000	400,000	0.115	August 28, 2020
	4,300,000	4,300,000	0.100	November 5, 2020
	4,850,000	4,850,000	0.130	February 8, 2021
	4,800,000	4,800,000	0.370	February 21, 2022
	250,000	250,000	0.300	October 6, 2022
	6,100,000	5,900,000	0.225	January 19, 2023
	350,000	350,000	0.185	August 30, 2023
	9,685,000*	4,925,000	0.150	May 9, 2024
	50,000	50,000	0.130	June 24, 2024

	34,610,000	29,650,000

*4,660,000 of these options expired on January 1, 2020.

As at December 31, 2019 the Company’s outstanding and exercisable stock options have an aggregate intrinsic value of $Nil (2018 - $1,084,994).

 Stock-based compensation

During the year ended December 31, 2019, the Company recognized stock-based compensation of $431,133 (December 31, 2018 - $1,078,664) in the statement of loss and comprehensive loss. There were 9,860,000 stock options granted during the year ended December 31, 2019 (December 31, 2018 – 6,850,000).

The weighted average fair value of the options granted in the year was C$0.15 (2018 - C$0.19).

The fair value of all compensatory options granted is estimated on grant date using the Black-Scholes option pricing model. The weighted average assumptions used in calculating the fair values of stock options granted in the year ended December 31 are as follows:

	2019	2018

Risk-free interest rate	2.31%	1.96%
Expected life	5 years	5 years
Volatility	90.40%	127.81%
Forfeiture rate	0.00%	0.00%
Dividend rate	0.00%	0.00%

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019
(Expressed in US Dollars)

7.	TREASURY STOCK

	Number	Amount

Treasury shares, December 31, 2019, 2018, and 2017	$1,033,333	1,264,194

Treasury shares comprise shares of the Company which cannot be sold without the prior approval of the TSX.

8.	SEGMENTED INFORMATION

The Company’s mineral properties are located in Australia. The Company’s capital assets’ geographic information is as follows:

December 31, 2019	Australia	United States	Total

Equipment	$-	$6,967	$6,967
Mineral property interests	704,053	-	704,053

	$704,053	$6,967	$711,020

December 31, 2018	Australia	United States	Total

Equipment	$-	$9,274	$9,274
Mineral property interests	704,053	-	704,053

	$704,053	$9,274	$713,327

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019
(Expressed in US Dollars)

9.	INCOME TAX

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2019	2018

Loss before income taxes	$(1,947,934)	$(2,961,108)
Expected income tax (recovery)	(506,000)	(768,000)
Change in statutory, foreign exchange rates, and other	(3,000)	2,000,000
Permanent difference	112,000	289,000
Impact of foreign exchange	263,000	-
Adjustment to prior years provision versus statutory tax returns	(3,278,000)	-
Change in unrecognized deductible temporary differences	3,412,000	(1,521,000)
Total Income tax expense (recovery)	$-	$-

The significant components of the Company’s deferred tax assets that have not been included on the consolidated statement of financial position are as follows:

	2019	2018
Deferred Tax Assets (Liabilities)
Exploration and evaluation assets	$1,715,000	$1,372,000
Property and equipment	65,000	51,000
Share issue costs	-	3,000
Marketable securities	19,000	14,000
Allowable capital losses	1,845,000	1,404,000
Non-capital losses available for future periods	6,075,000	3,463,000
	9,719,000	6,307,000
Unrecognized deferred tax assets	(9,719,000)	(6,307,000)
Net deferred tax assets	$-	$-

The significant components of the Company’s temporary differences, unused tax credits and unused tax losses that have not been included on the consolidated statement of financial position are as follows:

	2019	Expiry Date Range	2018	Expiry Date Range
Temporary Differences
Exploration and evaluation assets	$6,551,000	No expiry date	$5,231,000	No expiry date
Property and equipment	251,000	No expiry date	196,000	No expiry date
Share issue costs	-	2036 to 2039	10,000	2036 to 2039
Marketable securities	145,000	No expiry date	106,000	No expiry date
Allowable capital losses	7,097,000	No expiry date	5,399,000	No expiry date
Non-capital losses available for future periods	22,965,000	2020 to 2039	13,195,000	2019 to 2038

10.
SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

There were no major non-cash transactions in the year ended December 31, 2019 and 2018.

There were no amounts paid for taxes and interest in the years ended December 31, 2019 and December 31, 2018.

11.
SUBSEQUENT EVENT

On January 16, 2020, the Company received net proceeds of C$500,000 from completion of a royalty buyback agreement.  The Company’s royalty interest was related to the Windfall Lake gold property in Quebec, Canada, and was carried at zero value on the balance sheet.

SCANDIUM INTERNATIONAL MINING CORP.

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

Fold

Form of Proxy - Annual General Meeting to be held on Thursday, June 4, 2020

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

Fold

Proxies submitted must be received by 10:00 am, PDT, on Tuesday, June 2, 2020

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

Appointment of Proxyholder

I/We being holder(s) of Scandium International Mining Corp. hereby appoint(s): George Putnam, President of the Company, or failing him, Edward Dickinson, CFO of the Company, or failing him, Edward Mayerhofer, solicitor for the Company

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of Scandium International Mining Corp. to be held at #1200 – 750 West Pender Street, Vancouver, British Columbia, Canada on Thursday, June 4, 2020 at 10:00 am (PDT) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against
1. **Number of Directors** To set the number of Directors at eight (8).	☐	☐

2. **Election of Directors**

	For	Withhold		For	Withhold		For	Withhold
01. George F. Putnam	☐	☐	02. William B. Harris	☐	☐	03. Barry Davies	☐	☐
04. Willem P.C. Duyvesteyn	☐	☐	05. Warren K. Davis	☐	☐	06. James R. Rothwell	☐	☐
07. Peter B. Evensen	☐	☐	08. R. Christian Evensen	☐	☐			

	For	Withhold
3. **Appointment of Auditors** Appointment of Davidson & Company LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐

Fold

Fold

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

E Q M Q 3 0 7 0 8 1 A R 1

Exhibit 21.1

List of Subsidiaries

Exhibit 23.1

Exhibit 23.2

February 28, 2020

Scandium International Mining Corp.
1430 Greg Street, Suite 501
Sparks, NV 89431

Re:
Scandium International Mining Corp. (the “Company”)

Annual Report on Form 10-K

Reference is made to the Annual Report on Form 10-K of the Company for the year ended December 31, 2019 (the “Annual Report”).

I hereby consent to the references to my name, and to those portions of the summary of the technical report entitled “Feasibility Study - Nyngan Scandium Project, Bogan Shire, NSW, Australia” dated May 4, 2016, which appear in the Annual Report and the incorporation therein of such references to the Company’s registration statement on Form S-8 (No. 333-224510).

Yours truly,

____________________________
Stuart Hutchin, B.SC (Geology), MAIG CP (Geo)
Geology Manager, Mining One Consultants, Melbourne, Victoria, Australia

Exhibit 23.3

February 28, 2020

Scandium International Mining Corp.
1430 Greg Street, Suite 501
Sparks, NV 89431

Re:
Scandium International Mining Corp. (the “Company”)

Annual Report on Form 10-K

Reference is made to the Annual Report on Form 10-K of the Company for the year ended December 31, 2019 (the “Annual Report”).

I hereby consent to the references to my name, and to those portions of the summary of the technical report entitled “Feasibility Study - Nyngan Scandium Project, Bogan Shire, NSW, Australia” dated May 4, 2016, which appear in the Annual Report and the incorporation therein of such references to the Company’s registration statement on Form S-8 (No. 333-224510).

Yours truly,

____________________________
Dean Basile, B. Eng. (Mining), GDipAppF&I, MAusIMM CP(Min)
Principal Mining Engineer, Mining One Consultants, Melbourne, Victoria, Australia

Exhibit 31.1

CERTIFICATION
PURSUANT TO RULE 13a-14(a) OR 15d-14(a)
OF THE U.S. SECURITIES EXCHANGE ACT OF 1934

I, George Putnam, certify that:

1.
  I have reviewed this annual report on Form 10-K for the year ended December 31, 2019 of Scandium International Mining Corp.

2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
  The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
  designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the annual report is being prepared;
b)
  evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
  disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect the registrant’s internal control over financial reporting;

5.
  The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)
  all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)
  any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s control over financial reporting.

Date: February 28, 2020	By:	/s/ George Putnam
George Putnam
Principal Executive Officer

Exhibit 31.2

CERTIFICATION
PURSUANT TO RULE 13a-14(a) OR 15d-14(a)
OF THE U.S. SECURITIES EXCHANGE ACT OF 1934

I, Edward Dickinson, certify that:

1.
  I have reviewed this annual report on Form 10-K for the year ended December 31, 2019 of Scandium International Mining Corp.

2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
  The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
  designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the annual report is being prepared;
b)
  evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
  disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect the registrant’s internal control over financial reporting;

5.
  The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)
  all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)
  any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s control over financial reporting.

Date: February 28, 2020	By:	/s/ Edward Dickinson
Edward Dickinson
Principal Financial Officer

EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AND RULE 13a-14(b) OR RULE 15d-14(b)
OF THE U.S. SECURITIES EXCHANGE ACT OF 1934

In connection with the Annual Report of Scandium International Mining Corp. (the "Company") on Form 10-K for the year ended December 31, 2019 (the "Report"), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2020	By:	/s/ George Putnam
George Putnam
Principal Executive Officer

EXHIBIT 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AND RULE 13a-14(b) OR RULE 15d-14(b)
OF THE U.S. SECURITIES EXCHANGE ACT OF 1934

In connection with the Annual Report of Scandium International Mining Corp. (the "Company") on Form 10-K for the year ended December 31, 2019 (the "Report"), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2020	By:	/s/ Edward Dickinson
Edward Dickinson
Principal Financial Officer